                                                                     Exhibit 4.1




                                   EVI, INC.,
                                   as Issuer



                                       TO



                           THE CHASE MANHATTAN BANK,
                                   as Trustee




                                   Indenture





                          Dated as of October 15, 1997





                            Subordinated Debentures

                             TABLE OF CONTENTS:(1)

                                                                                                                    PAGE

                                                      RECITALS OF THE COMPANY
                                                             ARTICLE I
                                      DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

    Section 1.1        Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    Section 1.2        Compliance Certificates and Opinions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    Section 1.3        Form of Documents Delivered to Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
    Section 1.4        Acts of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
    Section 1.5        Notices, Etc., to Trustee and Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    Section 1.6        Notice to Holders of Debentures; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    Section 1.7        Language of Notices, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    Section 1.8        Conflict with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    Section 1.9        Effect of Headings and Table of Contents   . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    Section 1.10       Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    Section 1.11       Separability Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    Section 1.12       Benefits of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    Section 1.13       Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    Section 1.14       Legal Holidays   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    Section 1.15       Judgment Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    Section 1.16       Immunity of Incorporators, Shareholders, Officers, Directors and Employees   . . . . . . . . .  13

                                                            ARTICLE II

                                                          DEBENTURE FORMS

    Section 2.1        Forms Generally.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    Section 2.2        Form of Trustee's Certificate of Authentication  . . . . . . . . . . . . . . . . . . . . . . .  14
    Section 2.3        Debentures in Global Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    Section 2.4        Form of Legend for Book-Entry Debentures   . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    Section 2.5        Form of Conversion Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16






--------------------

NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.


                                                            ARTICLE III

                                                          THE DEBENTURES
    Section 3.1        Amount Unlimited; Issuable in Series   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    Section 3.2        Denominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    Section 3.3        Execution, Authentication, Delivery and Dating   . . . . . . . . . . . . . . . . . . . . . . .  19
    Section 3.4        Temporary Debentures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    Section 3.5        Registration, Registration of Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . .  23
    Section 3.6        Mutilated, Destroyed, Lost and Stolen Debentures and Coupons   . . . . . . . . . . . . . . . .  26
    Section 3.7        Payment of Interest; Interest Rights Preserved   . . . . . . . . . . . . . . . . . . . . . . .  26
    Section 3.8        Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Section 3.9        Cancellation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Section 3.10       Computation of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    Section 3.11       Electronic Debenture Issuance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    Section 3.12       CUSIP Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                                            ARTICLE IV

                                                    SATISFACTION AND DISCHARGE

    Section 4.1        Satisfaction and Discharge of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    Section 4.2        Application of Trust Money   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    Section 4.3        Company's Option to Effect Defeasance or Covenant Defeasance   . . . . . . . . . . . . . . . .  30
    Section 4.4        Discharge and Defeasance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    Section 4.5        Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    Section 4.6        Conditions to Defeasance or Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . .  31

                                                            ARTICLE V

                                                             REMEDIES

    Section 5.1        Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    Section 5.2        Acceleration of Maturity; Rescission and Annulment   . . . . . . . . . . . . . . . . . . . . .  35
    Section 5.3        Collection of Indebtedness and Suits for Enforcement by Trustee  . . . . . . . . . . . . . . .  36
    Section 5.4        Trustee May File Proofs of Claim   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
    Section 5.5        Trustee May Enforce Claims Without Possession of Debentures or Coupons   . . . . . . . . . . .  37
    Section 5.6        Application of Money Collected   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    Section 5.7        Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    Section 5.8        Unconditional Right of Holders to Receive Principal, Premium and
                       Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
    Section 5.9        Restoration of Rights and Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
    Section 5.10       Rights and Remedies Cumulative   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
    Section 5.11       Delay or Omission Not Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
    Section 5.12       Control by Holders of Debentures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
    Section 5.13       Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
    Section 5.14       Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
    Section 5.15       Waiver of Stay or Extension Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41



                                                            ARTICLE VI

                                                            THE TRUSTEE

    Section 6.1        Duties and Responsibilities of the Trustee; During Default; Prior to Default   . . . . . . . .  41
    Section 6.2        Certain Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
    Section 6.3        Not Responsible for Recitals or Issuance of Debentures   . . . . . . . . . . . . . . . . . . .  43
    Section 6.4        May Hold Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Section 6.5        Money Held in Trust.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Section 6.6        Compensation and Reimbursement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Section 6.7        Resignation and Removal; Appointment of Successor  . . . . . . . . . . . . . . . . . . . . . .  44
    Section 6.8        Acceptance of Appointment by Successor   . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
    Section 6.9        Disqualification; Conflicting Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
    Section 6.10       Corporate Trustee Required; Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
    Section 6.11       Preferential Collection of Claims Against Company  . . . . . . . . . . . . . . . . . . . . . .  46
    Section 6.12       Merger, Conversion, Consolidation or Succession to Business  . . . . . . . . . . . . . . . . .  46
    Section 6.13       Appointment of Authenticating Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
    Section 6.14.      Notice of Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48



                                                            ARTICLE VII

                                         HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

    Section 7.1        Company to Furnish Trustee Names and Addresses of Debentureholders   . . . . . . . . . . . . .  49
    Section 7.2        Preservation of Information: Communications to Holders   . . . . . . . . . . . . . . . . . . .  49
    Section 7.3        Reports by Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    Section 7.4        Reports by Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50



                                                           ARTICLE VIII

                                            CONSOLIDATION, MERGER, SALE OR CONVEYANCE
    Section 8.1        Company May Consolidate, Etc. on Certain Terms   . . . . . . . . . . . . . . . . . . . . . . .  51
    Section 8.2        Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
    Section 8.3        Opinion of Counsel to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52


                                                            ARTICLE IX

                                                     SUPPLEMENTAL INDENTURES

    Section 9.1        Supplemental Indentures Without Consent of Holders   . . . . . . . . . . . . . . . . . . . . .  52
    Section 9.2        Supplemental Indentures with Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . .  53
    Section 9.3        Execution of Supplemental Indentures   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
    Section 9.4        Effect of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
    Section 9.5        Conformity with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
    Section 9.6        Reference in Debentures to Supplemental Indentures   . . . . . . . . . . . . . . . . . . . . .  55


                                                            ARTICLE X

                                                            COVENANTS

    Section 10.1       Payment of Principal, Premium and Interest   . . . . . . . . . . . . . . . . . . . . . . . . .  55
    Section 10.2       Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
    Section 10.3       Money for Debentures Payments to Be Held in Trust  . . . . . . . . . . . . . . . . . . . . . .  56
    Section 10.4       Additional Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
    Section 10.5       Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
    Section 10.6       Purchase of Debentures by Company or Subsidiary  . . . . . . . . . . . . . . . . . . . . . . .  58
    Section 10.7       Statement by Officers as to Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
    Section 10.8       Calculation of Original Issue Discount   . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    Section 10.9       Financial Information; SEC Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59


                                                            ARTICLE XI

                                                     REDEMPTION OF DEBENTURES

    Section 11.1       Applicability of Article   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    Section 11.2       Election to Redeem; Notice to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    Section 11.3       Selection by Trustee of Debentures to Be Redeemed  . . . . . . . . . . . . . . . . . . . . . .  60
    Section 11.4       Notice of Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
    Section 11.5       Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
    Section 11.6       Debentures Payable on Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
    Section 11.7       Debentures Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62



                                                           ARTICLE XII

                                                          SINKING FUNDS
    Section 12.1       Applicability of Article   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
    Section 12.2       Satisfaction of Sinking Fund Payments with Debentures  . . . . . . . . . . . . . . . . . . . .  63
    Section 12.3       Redemption of Debentures for Sinking Fund  . . . . . . . . . . . . . . . . . . . . . . . . . .  63


                                                           ARTICLE XIII

                                                MEETINGS OF HOLDERS OF DEBENTURES

    Section 13.1       Purposes for Which Meetings May be Called  . . . . . . . . . . . . . . . . . . . . . . . . . .  63
    Section 13.2       Call, Notice and Place of Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
    Section 13.3       Persons Entitled to Vote at Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
    Section 13.4       Quorum; Action   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
    Section 13.5       Determination of Voting Rights; Conduct and Adjournment of Meetings  . . . . . . . . . . . . .  65
    Section 13.6       Counting Votes and Recording Action of Meetings  . . . . . . . . . . . . . . . . . . . . . . .  66


                                                           ARTICLE XIV

                                                     CONVERSION OF DEBENTURES

    Section 14.1       Applicability of Article   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
    Section 14.2       Exercise of Conversion Privilege   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
    Section 14.3       No Fractional Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    Section 14.4       Adjustment of Conversion Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    Section 14.5       Notice of Certain Corporate Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
    Section 14.6       Reservation of Shares of Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
    Section 14.7       Payment of Certain Taxes upon Conversion   . . . . . . . . . . . . . . . . . . . . . . . . . .  68
    Section 14.8       Nonassessability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
    Section 14.9       Effect of Consolidation or Merger on Conversion Privilege  . . . . . . . . . . . . . . . . . .  69
    Section 14.10      Duties of Trustee Regarding Conversion   . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
    Section 14.11      Repayment of Certain Funds upon Conversion   . . . . . . . . . . . . . . . . . . . . . . . . .  70


                                                            ARTICLE XV

                                                   SUBORDINATION OF DEBENTURES
    Section 15.1       Debentures Subordinate to Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . .  70
    Section 15.2       Payment Over of Proceeds Upon Dissolution, Etc   . . . . . . . . . . . . . . . . . . . . . . .  70
    Section 15.3       Prior Payment to Senior Indebtedness Upon Acceleration of Debentures   . . . . . . . . . . . .  71
    Section 15.4       No Payment When Senior Indebtedness in Default   . . . . . . . . . . . . . . . . . . . . . . .  72
    Section 15.5       Payment Permitted in Certain Situations  . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
    Section 15.6       Subrogation to Rights of Holders of Senior Indebtedness  . . . . . . . . . . . . . . . . . . .  73
    Section 15.7       Provisions Solely to Define Relative Rights  . . . . . . . . . . . . . . . . . . . . . . . . .  73
    Section 15.8       Trustee to Effectuate Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
    Section 15.9       No Waiver of Subordination Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
    Section 15.10      Notice to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
    Section 15.11      Reliance on Judicial Order or Certificate of Liquidating Agent   . . . . . . . . . . . . . . .  75
    Section 15.12      Trustee Not Fiduciary for Holders of Senior Indebtedness   . . . . . . . . . . . . . . . . . .  75
    Section 15.13      Rights of Trustee as Holder of Senior Indebtedness, Preservation of Trustee's
                       Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
    Section 15.14      Article Applicable to Paying Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
    Section 15.15      Certain Conversions Deemed Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

             INDENTURE, dated as of October 15, 1997, between EVI, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 5 Post Oak Park, Suite 1760, Houston, Texas 77027-3415 and The Chase Manhattan Bank, a New York banking corporation having its principal corporate trust office at 450 West 33rd Street, 15th Floor, New York, New York 10001, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

             The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its secured or unsecured subordinated debentures, notes or other evidences of indebtedness (herein called the "Debentures"), to be issued in one or more series as in this Indenture provided.

             All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

             For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Debentures or of a series thereof, as follows:


                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

             Section 1.1 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

             (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

             (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

             (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

             (d) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

             "Act", when used with respect to any Holder of a Debenture, has the meaning specified in Section 1.4.

             "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

             "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.13 to act on behalf of the Trustee to authenticate Debentures of one or more series.

             "Authorized Newspaper" means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place, in connection with which the term is used, or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

             "Bearer Debenture" means any Debenture in the form established pursuant to Section 2.1 which is payable to bearer.

             "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

             "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

             "Book-Entry Debenture" means a Debenture bearing the legend specified in Section 2.4, evidencing all or part of a series of Debentures, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee. Book-Entry Debentures shall not be deemed to be securities in global form for purposes of Sections 2.1 and 2.3 and
Article III of this Indenture.

             "Business Day", when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Debentures, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions and trust companies in the City of New York, that Place of Payment or other location are authorized or obligated by law or executive order to close.

             "Cedel S.A." means Cedel Bank, societe anonyme, or its successor.

             "Commission" means the United States Securities and Exchange Commission.

             "Common Depositary" has the meaning specified in Section 3.4.

             "Common Stock" includes any stock of any class of the Company or its successor which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the anti-dilution provisions of any convertible Debenture, however, shares of

Company Common Stock issuable on conversion of a Debenture shall include only
(i) shares of the class designated as Common Stock of the Company at the date of any supplemental indenture, Board Resolution or other instrument authorizing such Debenture or (ii) shares of any class or classes resulting from any reclassification or reclassifications thereof or merger (in which the Company is not the surviving public company and such previously outstanding Common Stock of the Company is converted into common stock of such surviving public company) and which have no preference in respect of the payment of dividends or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all classes resulting from all such reclassifications.

             "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

             "Company Request" or "Company Order" means a written request or order signed in the name of the Company by the Chairman of the Board of Directors or the President or any Executive Vice President or any Vice President and by the Treasurer or the Secretary or any Assistant Treasurer or any Assistant Secretary of the Company and delivered to the Trustee.

             "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

             "Corporation" means a corporation, association, company, joint-stock company or business trust.

             "Coupon" means any interest coupon appertaining to a Bearer Debenture.

             "Credit Agreement" means, the Amended and Restated Credit Agreement dated as of December 6, 1996 among the Company, the Subsidiary Guarantors defined therein, the Lenders defined therein and The Chase Manhattan Bank and any renewal, extension or replacement thereof which shall constitute the principal bank credit agreement of the Company.

             "Debenture Register" and "Debenture Registrar" have the respective meanings specified in Section 3.5.

             "Debentures" has the meaning stated in the first recital of this Indenture and more particularly means any Debentures authenticated and delivered under this Indenture.

             "Defaulted Interest" has the meaning specified in Section 3.7.

             "Defeasance" has the meaning specified in Section 4.4

             "Depositary" means, with respect to the Debentures of any series issuable or issued in whole or in part in the form of one or more Book-Entry Debentures, the clearing agency registered under the Exchange Act specified for that purpose as contemplated by Section 3.1.

             "Designated Senior Indebtedness" shall mean Senior Indebtedness under the Credit Agreement and any other Senior Indebtedness of the Company so designated at the time of the incurrence thereof.

             "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

             "Euro-clear" means Morgan Guaranty Trust Company of New York, Brussels Office, or its successor as operator of the Euro-clear System.

             "Event of Default" has the meaning specified in Section 5.1.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Exchange Date" has the meaning specified in Section 3.4.

             "Holder", when used with respect to any Debenture, means in the case of a Registered Debenture, the Person in whose name the Debenture is registered in the Debenture Register and in the case of a Bearer Debenture the bearer thereof and, when used with respect to any Coupon, means the bearer thereof.

             "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of Debentures of any series established as contemplated by Section 3.1.

             "Interest," when used with respect to an Original Issue Discount Debenture which by its terms bears interest only at Maturity, means interest payable at Maturity.

             "Interest Payment Date," when used with respect to any Debenture, means the Stated Maturity of an installment of interest on such Debenture.

             "Maturity," when used with respect to any Debenture, means the date on which the principal of such Debenture or an installment of such principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

             "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors or the President or any Executive Vice President or any Vice President and by the Treasurer or the Secretary or any Assistant Treasurer or any Assistant Secretary of the Company and delivered to the Trustee.

             "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company and who shall be acceptable to the Trustee.

             "Original Issue Discount Debenture" means any Debenture which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 5.2.

             "Outstanding," when used with respect to Debentures of any series, means, as of the date of determination, all Debentures of such series theretofore authenticated and delivered under this Indenture, except:

             (i) Debentures of such series theretofore canceled by the Trustee or any Paying Agent or delivered to the Trustee for cancellation or that have previously been canceled;

             (ii) Debentures of such series for whose payment or redemption of which money or United States Government Obligations in the necessary amount has been theretofore deposited in accordance with Article IV with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of Debentures of such series and any Coupons appertaining thereto; provided that, if Debentures of such series or portions of Debentures of such series are to be redeemed prior to the Maturity thereof, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

             (iii)   Debentures of such series which have been paid pursuant to
    Section 3.6 or in exchange for or in lieu of which other Debentures of such series have been authenticated and delivered pursuant to this Indenture, other than any Debentures of such series in respect of which there shall have been presented to the Trustee proof satisfactory to it that Debentures of such series are held by a bona fide purchaser in whose hands Debentures of such series are valid obligations of the Company; and

             (iv) Debentures of such series as to which Defeasance has been effected pursuant to Section 4.4.

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Debentures of such series have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of Debentures of such Series (A) the principal amount of an Original Issue Discount Debenture of such series that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.2, (B) the principal amount of a Debenture of such series denominated in a foreign currency or currencies shall be the U.S. dollar equivalent, determined on the date of original issuance of such Debenture, of the principal amount (or, in the case of an Original Issue Discount Debenture of such series, the U.S. dollar equivalent on the date of original issuance of such Debenture of the amount determined as provided in (A) above) of such Debenture, and (C) Debentures of such series owned by the Company or any other obligor upon such Debentures, or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, or upon any such determination as to the presence of a quorum, only Debentures of such series which the Trustee actually knows to be so owned shall be so disregarded. Debentures of such series so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon such Debentures or any Affiliate of the Company or of such other obligor.

             "Paying Agent" means any Person authorized by the Company to pay the principal of and any premium and interest on any Debentures or any Coupons appertaining thereto on behalf of the Company.

             "Person" means a legal person, including any individual, corporation, state, partnership, joint venture, trust, association, joint stock company, limited liability company, unincorporated association or government or any agency or political subdivision thereof, or any other entity of whatever nature.

             "Place of Payment," when used with respect to the Debentures of any series, means the place or places where, subject to the provisions of
Section 10.2, the principal of and any premium and interest on Debentures of such series are payable as specified as contemplated by Section 3.1.

             "Predecessor Debenture" of a Debenture of any series means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such Debenture; and, for the purposes of this definition, any Debenture of any series authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture or a Debenture to which a mutilated, destroyed, lost or stolen Coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture or the Debenture to which the mutilated, destroyed, lost or stolen Coupon appertains, as the case may be.

             "Redemption Date," when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

             "Redemption Price," when used with respect to any Debenture to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

             "Registered Debenture" means any Debenture in the form established pursuant to Section 2.1 which is registered in the Debenture Register.

             "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Debentures of any series means the date specified for that purpose as contemplated by Section 3.1, whether or not such day is a Business Day.

             "Representative" means (a) the indenture trustee or other trustee, agent or representative for any Designated Senior Indebtedness or (b) with respect to any Designated Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Designated Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Designated Senior Indebtedness, any holder or owner of such Designated Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Designated Senior Indebtedness and (ii) in the case of all other such Designated Senior Indebtedness, the holder or owner of such Designated Senior Indebtedness.

             "Responsible Officer" means, when used with respect to the Trustee, the chairman of the board of directors, the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

             "Rule 144(k)" means Rule 144(k) under The Securities Act or any successor rule.

             "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

             "Senior Indebtedness" means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (a) indebtedness of the Company for money borrowed under any credit agreements, notes, guarantees or similar documents and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company, including, without limitation, all indebtedness and all obligations of the Company to pay fees and other amounts, under the Credit Agreement, and any refinancing of the Credit Agreement in the bank credit market (including institutional participants therein), including interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company incurred, issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the Company (contingent or otherwise) with respect to interest rate or other swap, cap or collar agreements, oil or gas commodity hedge transactions or other similar instruments or agreements or foreign currency hedge, exchange, purchase or similar instruments or agreements; (vi) all obligations of the types referred to in clauses (i) through (v) of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor, surety or otherwise; and (vii) all obligations of the types referred to in clauses (i) through (vi) of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, except for (A) any such indebtedness that is by its terms subordinated to or pari passu with the Debentures, and (B) any indebtedness between the Company and its Affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities that rank pari passu with, or junior to, such preferred securities.

             "Special Record Date" for the payment of any Defaulted Interest on Registered Debentures of any series means a date fixed by the Trustee pursuant to Section 3.7.

             "Stated Maturity", when used with respect to any Debenture or any installment of principal thereof or interest thereon, means the date specified in such Debenture or a Coupon representing such installment of interest as the fixed date on which the principal of such Debenture or such installment of principal or interest is due and payable.

             "Subsidiary" means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture, business trust or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person or by one or more of its

Subsidiaries or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

             "Transfer Restriction Termination Date" means the first date on which the Debentures and any Common Stock issued or issuable upon the conversion or exchange thereof (other than (i) such securities acquired by the Company or any Affiliate thereof and (ii) Common Stock issued upon the conversion or exchange of any such security described in clause (i) above) may be sold pursuant to Rule 144(k).

             "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Debentures of any series shall mean the Trustee with respect to Debentures of that series.

             "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

             "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

             "United States Alien" means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a nonresident alien fiduciary of a foreign estate or trust of a foreign partnership.

             "U.S. Government Obligations" means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

             "Voting Stock", as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

             "Yield to Maturity" means the yield to maturity on Debentures of any series, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

             Section 1.2 Compliance Certificates and Opinions. Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

             Every certificate or opinion by or on behalf of the Company with respect to compliance with a condition or covenant provided for in this Indenture, except for certificates provided for in Section 10.8, shall include:

             (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

             (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (c) a statement that, in the opinion of each such individual, the individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

             Section 1.3 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

             Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

             Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

             Section 1.4      Acts of Holders.         (a)      Any request,
demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. If Debentures of any series are issuable as Bearer Debentures of such series, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Debentures of such series may, alternatively, be embodied in and evidenced by the record of Holders of Debentures of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Debentures of such series duly called and held in accordance with the provisions of Article XIII, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Debenture of any series, shall be sufficient for any purpose of this Indenture and (subject to Section 6.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Debentures of any series shall be proved in the manner provided in Section 13.6.

             (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

             (c) The principal amount and serial numbers of Registered Debentures of any series held by any Person, and the date of holding the same, shall be proved by the Debenture Register.

             (d) The principal amount and serial numbers of Bearer Debentures of any series held by any Person, and the date of holding the same, may be proved by the production of such Bearer Debentures or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Debentures therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Debentures, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Debenture continues until
(i) another certificate or affidavit bearing a later date issued in respect of the same Bearer Debenture is produced, or (ii) such Bearer Debenture is produced to the Trustee by some other Person, or (iii) such Bearer Debenture is surrendered in exchange for a Registered Debenture, or (iv) such Bearer Debenture is no longer Outstanding. The principal amount and serial numbers of Bearer Debentures held by any Person, and the date of holding the same, may also be proved in any other manner which the Trustee deems sufficient.

             (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture of any series shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

             (f) With respect to the Debentures of any series, upon receipt by the Trustee of (i) any written notice directing the time, method or place of conducting any proceeding or exercising any trust or power pursuant to Section
5.1 with respect to Debentures of such series or (ii) any written demand, request or notice with respect to any matter on which the Holders of Debentures of such series are entitled to act under this Indenture, in each case from Holders of less than, or proxies representing less than, the requisite principal amount of Outstanding Debentures of such series entitled to give such demand, request or notice, the Trustee shall establish a record date for determining Holders of Outstanding Debentures of such series entitled to join in such demand, request or notice, which record date shall be the close of business on the day the Trustee received such demand, request or notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such demand, request or notice whether or not such Holders remain Holders after such record date; provided, however, that unless the Holders of the requisite principal amount of Outstanding Debentures of such series shall have joined in such demand, request or notice prior to the day which is the ninetieth day after such record date, such demand, request or notice shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, (i) after the expiration of such 90-day period, a new demand, request or notice identical to a demand, request or notice which has been canceled pursuant to the proviso to the preceding sentence or (ii) during any such 90-day period, a new demand, request or notice which has been canceled pursuant to the proviso to the preceding sentence or
(iii) during any such 90-day period, a new demand, request or notice contrary to or different from such demand, request or notice, in either of which events a new record date shall be established pursuant to the provisions of this clause.

             (g) The Company may set any day as the record date for the purpose of determining the Holders of Outstanding Debentures of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Debentures of such series. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Debentures of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of Outstanding Debentures of any series (or their duly appointed agents) and for which a record date is set pursuant to this paragraph, the Company may, at its option, set an expiration date after which no such action purported to be given or taken by any Holder shall be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Debentures of such series on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this paragraph, the Company may, on one or more occasions at its option, extend such date to any later date. Nothing in this paragraph shall prevent any Holder (or any duly appointed agent thereof) from giving or taking, after any expiration date, any action identical to, or, at any time, contrary to or different from, any action given or taken, or purported to have been given or taken, hereunder by a Holder on or prior to such date, in which event the Company may set a record date in respect thereof pursuant to this clause. Notwithstanding the foregoing or the Trust Indenture Act, the Company shall not set a record date for, and the provisions of this clause shall not apply with respect to, any action to be given or taken by Holders pursuant to Section 5.1, 5.2 or 5.12.

             Section 1.5      Notices, Etc., to Trustee and Company.    Any
request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

             (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:
    Corporate Trust Group, or

             (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, to the attention of its Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.

             Section 1.6 Notice to Holders of Debentures; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Debentures of any event:

             (a) such notice shall be sufficiently given to Holders of Registered Debentures of any series if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Debenture affected by such event, at the address of such Holder as it appears in the Debenture Register, not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice; and

             (b) such notice shall be sufficiently given to Holders of Bearer Debentures of any series if published in an Authorized Newspaper in The City of New York, The City of London and in such other city or cities as may be specified in such Debentures on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and the second such publication to be not later than the latest date, prescribed for the giving of such notice.

             In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Registered Debentures by mail, then such notification as shall be made with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. In any case where notice to Holders of Registered Debentures is given by mail, neither the failure to mail such notice, nor any defect in any notice mailed to any particular Holder of a Registered Debenture shall affect the sufficiency of such notice with respect to other Holders of Registered Debentures or the sufficiency of any notice to Holders of Bearer Debentures given as provided herein.

             In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Debentures as provided above, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Debentures as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice to Holders of Registered Debentures given as provided herein.

             Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Debentures shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

             Section 1.7 Language of Notices, Etc. Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

             Section 1.8 Conflict with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 318, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

             Section 1.9 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

             Section 1.10 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

             Section 1.11 Separability Clause. In case any provision in this Indenture or the Debentures or Coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             Section 1.12     Benefits of Indenture.   Nothing in this
Indenture or the Debentures or Coupons, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Debenture Registrar and their successors hereunder, and the Holders of Debentures and Coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

             Section 1.13 Governing Law. This Indenture and the Debentures and Coupons shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

             Section 1.14 Legal Holidays. In any case where any Interest Payment Date, Redemption Date, sinking fund payment date, Maturity or Stated Maturity of any Debenture of any series shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Debentures or Coupons other than a provision in the Debentures of any series which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal (and premium, if any) need not be made on the next succeeding Business Day at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such succeeding Business Day.

             Section 1.15 Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due on the Debentures of any series from the currency in which such sum is payable in accordance with the terms of such Debentures (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding that on which a final unappealable judgment is rendered and (b) its obligations under this Indenture to make payments in the Required Currency
(i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection
(a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

             Section 1.16 Immunity of Incorporators, Shareholders, Officers, Directors and Employees. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of a Debenture of any series, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers, directors or employees, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or agreements contained in this Indenture or in any of the Debentures or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under of by reason of the obligations or agreements contained in this Indenture or in any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Debentures.

             All payments of interest and other amounts, if any, to be made by the Trustee hereunder shall be made only from the money deposited with the Trustee and only to the extent that the Trustee shall have sufficient income or proceeds to make such payments in accordance with the terms of this Indenture, and each Holder thereof, by its acceptance of a Debenture, agrees that it will look solely to the income and proceeds deposited with the Trustee to the extent available for distribution to such Holder as provided and that the Trustee is not personally liable in any manner to such Holder for any amounts payable or any liability under this Indenture or any Debenture.

                                   ARTICLE II

                                DEBENTURE FORMS

             Section 2.1 Forms Generally. The Registered Debentures, if any, of each series and the Bearer Debentures, if any, of each series and related Coupons shall be in such form (including temporary or permanent global form) as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Debentures or Coupons, as evidenced by their execution of the Debentures or Coupons. If temporary Debentures of any series are issued in global form as permitted by
Section 3.4, the form thereof shall be established as provided in the preceding sentence. If the forms of Debentures or Coupons of any series (or any such temporary global Debenture) are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by
Section 3.3 for the authentication and delivery of such Debentures (or any such temporary global Debenture) or Coupons.

             Unless otherwise specified as contemplated by Section 3.1, Debentures in bearer form shall have interest Coupons attached.

             The definitive Debentures and Coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange, all as determined by the officers executing such Debentures or Coupons, as evidenced by their execution of such Debentures or Coupons.

             Section 2.2 Form of Trustee's Certificate of Authentication. The Trustee's certificates of authentication shall be in substantially the following form:

             This is one of the Debentures of the series designated therein referred to in the within-mentioned Indenture.

                                          The Chase Manhattan Bank,
                                          As Trustee


                                          By:_____________________
                                          Authorized Signatory

             Section 2.3      Debentures in Global Form.        If Debentures
of a series are issuable in global form, as contemplated by Section 3.1, then, notwithstanding clause (e) of Section 3.1 and the provisions of Section 3.2, any such Debenture shall represent such of the Outstanding Debentures of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Debentures from time to time endorsed thereon and that the aggregate amount of Outstanding Debentures represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Debenture in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Debentures represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.3 or Section 3.4. Subject to the provisions of Section 3.3 and, if applicable, Section 3.4, the Trustee shall deliver and redeliver any Debenture in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.3 or 3.4 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Debenture in global form shall be in writing but need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel.

             The provisions of the last sentence of Section 3.3 shall apply to any Debenture represented by a Debenture in global form if such Debenture was never issued and sold by the Company and the Company delivers to the Trustee the Debenture in global form together with written instructions (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Debentures represented thereby, together with the written statement contemplated by the last sentence of Section 3.3.

             Notwithstanding the provisions of Sections 2.1 and 3.7, unless otherwise specified as contemplated by Section 3.1, payment of principal of and any premium and interest on any Debenture in permanent global form shall be made to the Person or Persons specified therein.

             Notwithstanding the provisions of Section 3.8 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat a Person as the Holder of such principal amount of Outstanding Debentures represented by a permanent global Debenture as shall be specified in a written statement of the Holder of such permanent global Debenture or, in the case of a permanent global Debenture in bearer form, of Euro-clear or Cedel S.A. which is provided to the Trustee by such Person.

             Section 2.4 Form of Legend for Book-Entry Debentures. Any Book-Entry Debenture authenticated and delivered hereunder shall bear a legend in substantially the following form:

             "This Debenture is a Book-Entry Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances."

             Section 2.5 Form of Conversion Notice. The form of conversion notice for the conversion of Debentures into shares of Common Stock or other securities of the Company shall be in substantially the form included with the applicable form of Debentures as shall be established pursuant to
Section 2.1 hereinabove.

                                  ARTICLE III

                                 THE DEBENTURES


             Section 3.1 Amount Unlimited; Issuable in Series. The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is unlimited.

             The Debentures may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Debentures of any series:

                                        (i)           the title of the
                                                 Debentures of the series
                                                 (which shall distinguish the
                                                 Debentures of the series from
                                                 all other series of
                                                 Debentures);

                                        (ii)          any limit upon the
                                                 aggregate principal amount of
                                                 the Debentures of the series
                                                 which may be authenticated and
                                                 delivered under this Indenture
                                                 except for Debentures of the
                                                 series authenticated and
                                                 delivered upon registration of
                                                 transfer of, or in exchange
                                                 for, or in lieu of, other
                                                 Debentures of the series
                                                 pursuant to Section 3.4, 3.5,
                                                 3.6, 9.6 or 11.7 and except for
                                                 any Debentures which, pursuant
                                                 to Section 3.3, are deemed
                                                 never to have been
                                                 authenticated and delivered
                                                 hereunder;

                                        (iii)         whether Debentures of
                                                 the series are to be issuable
                                                 as Registered Debentures,
                                                 Bearer Debentures or both,
                                                 whether any Debentures of the
                                                 series are to be issuable
                                                 initially in temporary global
                                                 form and whether any Debentures
                                                 of the series are to be
                                                 issuable in permanent global
                                                 form with or without Coupons
                                                 and, if so, whether beneficial
                                                 owners of interests in any such
                                                 permanent global Debenture may
                                                 exchange such interests for
                                                 Debentures of such series and
                                                 of like tenor of any authorized
                                                 form and denomination and the
                                                 circumstances under which any
                                                 such exchanges may occur, if
                                                 other than in the manner
                                                 provided in Section 3.5;

                                        (iv)          the Person to whom any
                                                 interest on any Registered
                                                 Debenture of the series shall
                                                 be payable, if other than the
                                                 Person in whose name that
                                                 Debenture (or one or more
                                                 Predecessor Debentures) is
                                                 registered at the close of
                                                 business on the Regular Record
                                                 Date for such interest, the
                                                 manner in which, or the Person
                                                 to whom, any interest on any
                                                 Bearer Debenture of the series
                                                 shall be payable, if otherwise
                                                 than upon presentation and
                                                 surrender of the Coupons
                                                 appertaining thereto as they
                                                 severally mature, and the
                                                 extent to which, or the manner
                                                 in which, any interest payable
                                                 on a temporary global Debenture
                                                 on
                                                 an Interest Payment Date will
                                                 be paid if other than in the
                                                 manner provided in Section
                                                 3.4;

                                        (v)           the date or dates, or
                                                 the method by which such date
                                                 or dates will be determined or
                                                 extended, on which the
                                                 principal of the Debentures of
                                                 the series is payable;

                                        (vi)          the rate or rates at
                                                 which the Debentures of the
                                                 series shall bear interest, if
                                                 any, or the formula pursuant to
                                                 which such rate or rates shall
                                                 be determined, the date or
                                                 dates from which any such
                                                 interest shall accrue, the
                                                 Interest Payment Dates on which
                                                 any such interest shall be
                                                 payable, and the Regular Record
                                                 Date for any interest payable
                                                 on any Registered Debentures on
                                                 any Interest Payment Date and
                                                 the basis upon which interest
                                                 shall be calculated if other
                                                 than that of a 360-day year
                                                 consisting of twelve 30-day
                                                 months;

                                        (vii)         the place or places
                                                 where, subject to the
                                                 provisions of Sections 11.4 and
                                                 10.2, the principal of and any
                                                 premium and interest on
                                                 Debentures of the series shall
                                                 be payable, any Registered
                                                 Debentures of the series may be
                                                 surrendered for registration of
                                                 transfer, Debentures of the
                                                 series may be surrendered for
                                                 conversion or exchange, notices
                                                 and demands to or upon the
                                                 Company in respect of the
                                                 Debentures of the series and
                                                 this Indenture may be served
                                                 and where notices to   Holders
                                                 of Bearer Debentures pursuant
                                                 to Section 1.6 will be
                                                 published;

                                        (viii)        the right, if any, to
                                                 extend the interest
                                                 payment periods and the
                                                 duration of such extension;

                                        (ix)          the period or periods
                                                 within which, the price or
                                                 prices at which and the terms
                                                 and conditions upon which
                                                 Debentures of the series may be
                                                 redeemed, in whole or in part,
                                                 at the option of the Company;

                                        (x)           the obligation, if
                                                 any, of the Company to redeem,
                                                 repay or purchase Debentures of
                                                 the series, or particular
                                                 Debentures within the series,
                                                 pursuant to any sinking fund or
                                                 analogous provisions and the
                                                 period or periods within which,
                                                 the price or prices at which
                                                 and the terms and conditions
                                                 upon which such Debentures
                                                 shall be redeemed, repaid or
                                                 purchased, in whole or in part,
                                                 pursuant to such obligation;

                                        (xi)          the terms of any
                                                 right to convert or exchange
                                                 Debentures of the series,
                                                 either at the option of the
                                                 Holder thereof or the Company,
                                                 into or for shares of Common
                                                 Stock of the Company or other
                                                 securities or property,
                                                 including without limitation
                                                 the period or periods within
                                                 which and the price or prices
                                                 (including adjustments thereto)
                                                 at which any Debentures of the
                                                 series shall be converted or
                                                 exchanged, in whole or in part
                                                 and any other provision in
                                                 addition to or in lieu of
                                                 those set forth in this
                                                 Indenture;

                                        (xii)         the denominations
                                                 in which any Registered
                                                 Debentures of the series shall
                                                 be issuable, if other than
                                                 denominations of $1,000 and any
                                                 integral multiple thereof, and
                                                 the denomination or
                                                 denominations in which any
                                                 Bearer Debentures of the series
                                                 shall be issuable, if other
                                                 than the denomination of
                                                 $5,000;

                                        (xiii)        the currency or
                                                 currencies, including composite
                                                 currencies, in which payment of
                                                 the principal of and any
                                                 premium and interest on the
                                                 Debentures of the series shall
                                                 be payable if other than
                                                 the currency of the United
                                                 States of America;

                                        (xiv)         if the principal of
                                                 and any premium or interest on
                                                 the Debentures of the series
                                                 are to be payable, at the
                                                 election of the Holders thereof
                                                 or the Company, in a currency
                                                 or currencies, including
                                                 composite currencies, other
                                                 than that or those in which the
                                                 Debentures are stated to be
                                                 payable, the currency or
                                                 currencies in which payment of
                                                 the principal of and any
                                                 premium and interest on
                                                 Debentures of such series as to
                                                 which such election is made
                                                 shall be payable, and the
                                                 periods within which and the
                                                 terms and conditions upon which
                                                 such election is to be made;

                                        (xv)          if the amount of
                                                 payments of principal of and
                                                 any premium or interest on the
                                                 Debentures of the series may be
                                                 determined with reference to an
                                                 index, the manner in which
                                                 such amounts shall be
                                                 determined;

                                        (xvi)         if other than the
                                                 principal amount thereof, the
                                                 portion of the principal amount
                                                 of any Debentures of the
                                                 series which shall be payable
                                                 upon
                                                 declaration of acceleration of
                                                 the Maturity thereof pursuant
                                                 to Section 5.2;

                                        (xvii)        the Person who
                                                 shall be the Debenture
                                                 Registrar, if other than the
                                                 Trustee;

                                        (xviii)       whether the Debentures
                                                 of the series shall be issued
                                                 upon original issuance in whole
                                                 or in part in the form of one
                                                 or more Book-Entry Debentures
                                                 and, in such case, (a) the
                                                 Depositary with respect to such
                                                 Book-Entry Debenture or
                                                 Debentures; and (b) the
                                                 circumstances under which any
                                                 such Book-Entry Debenture may
                                                 be exchanged for Debentures
                                                 registered in the name of, and
                                                 any transfer of such Book-Entry
                                                 Debenture may be registered to,
                                                 a Person other than such
                                                 Depositary or its nominee,
                                                 if other than as set forth in
                                                 Section 3.5;

                                        (xix)         if the provisions of
                                                 Section 4.4 or 4.5 are
                                                 applicable to the Debentures of
                                                 such series;

                                        (xx)          provisions, if any,
                                                 granting special rights to the
                                                 Holders of Debentures of the
                                                 series upon the occurrence of
                                                 such events as may be
                                                 specified;

                                        (xxi)         any deletions from,
                                                 modifications of or additions
                                                 to the Events of Default or
                                                 covenants of the Company with
                                                 respect to Debentures of the
                                                 series, whether or not such
                                                 Events of Default or covenants
                                                 are consistent with the Events
                                                 of Default or covenants set
                                                 forth herein;

                                        (xxii)        whether and under what
                                                 conditions additional amounts
                                                 will be payable to Holders of
                                                 Debentures of the series
                                                 pursuant to Section 10.4;

                                        (xxiii)       the terms and
                                                 conditions, if any,
                                                 pursuant to which such
                                                 Debentures are secured;

                                        (xxiv)        the subordination
                                                 terms of the Debentures
                                                 of the series;

                                        (xxv)         the restrictions, if
                                                 any, limiting the transfer
                                                 of the Debentures; and

                                        (xxvi)        any other terms of the
                                                 series.

             All Debentures of any one series and the Coupons appertaining to any Bearer Debentures of such series shall be substantially identical except, in the case of Registered Debentures, as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.3) set forth in, or determined in the manner provided in, the Officers' Certificate referred to above or in any such indenture supplemental hereto. Not all Debentures of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Debentures of such series.

             If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms, or the manner of determining the terms, of the series.

             Section 3.2      Denominations.           Unless otherwise
provided as contemplated by Section 3.1 with respect to Debentures of any series, any Registered Debentures of a series shall be issuable in denominations of $1,000 and any integral multiple thereof and any Bearer Debentures shall be issuable in the denomination of $5,000.

             Section 3.3 Execution, Authentication, Delivery and Dating. Debentures shall be signed on behalf of the Company by both (a) its Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or its President or one of its Vice Presidents and (b) its Treasurer or one of its Assistant Treasurers or its Secretary or one of its Assistant Secretaries, under its corporate seal which may, but need not, be attested. The signature of any of these officers on the Debentures may be manual or facsimile. Coupons shall bear the facsimile signature of the Treasurer of the Company.

             Debentures and Coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

             At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures of any series, together with any Coupons appertaining thereto executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of Debentures of such series, and the Trustee in accordance with the Company Order shall authenticate and make Debentures of any series available for delivery; provided, however, that, in connection with its original issuance, no Bearer Debenture of such series shall be mailed or otherwise delivered to any location in the United States; and provided, further, that a Bearer Debenture of such series may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Debenture shall have furnished a certificate in the form specified in the Debenture of such series as to certain tax matters in respect of United States citizens, dated no earlier than 15 days prior to the earlier of the date on which the Bearer Debenture of such series is delivered and the date on which any temporary global Debenture first becomes exchangeable for such Bearer Debenture in accordance with the terms of such temporary global Debenture and this Indenture. If any Debenture of such series shall be represented by a permanent global Bearer Debenture of such series, then, for purposes of this Section and
Section 3.4, the notation of a beneficial owner's interest therein upon original issuance of such Debenture or upon exchange of a portion of a temporary global Debenture shall be deemed to be delivery in connection with its original issuance of such beneficial owner's interest in such permanent global Debenture. Except as permitted by Section 3.6, the Trustee shall not authenticate and deliver any

Bearer Debenture of such series unless all appurtenant Coupons for interest then matured have been detached and canceled.

             If all the Debentures of any series are not to be issued at one time and if the Board Resolution and indenture supplement establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of Debentures of such series and determining the terms of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue.

             If the forms or terms of the Debentures of any series, together with any Coupons appertaining thereto, have been established in or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating Debentures of such series, and accepting the additional responsibilities under this Indenture in relation to such Debentures of such series, the Trustee shall be entitled to receive, and (subject to Section 6.2) shall be fully protected in relying upon, an Opinion of Counsel stating (subject to reasonable and customary qualifications) substantially as follows:

             (a) that such forms have been established in conformity with the provisions of this Indenture;

             (b) that such terms, or the manner of determining such terms, have been established in conformity with the provisions of this Indenture;

             (c) that Debentures of such series, together with any Coupons appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except, as enforcement may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights generally and general equity principles (regardless of whether enforceability is considered in a proceeding at law or equity): and

             (d) that the Company has complied with all laws and requirements in respect of the execution and delivery by the Company of Debentures of such series.

             If such forms or terms have been so established, the Trustee shall not be required to authenticate Debentures of such series if the issue of such Debentures pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under such Debentures and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

             Notwithstanding the provisions of Section 3.1 and of the two preceding paragraphs, if all Debentures of any series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraphs at or prior to the time of authentication of each Debenture of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Debenture of such series to be issued. In authenticating any Debentures of any series issued subsequent to the original issuance of the first Debenture of such series, the Trustee may and shall be fully protected in relying upon the Officers' Certificate delivered to the Trustee pursuant to
Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraphs that were delivered to the Trustee at or prior to the authentication upon original issuance of the first Debenture of such series to be issued.

             Each Registered Debenture shall be dated the date of its authentication; and each Bearer Debenture shall be dated as of the date of original issuance of the first Debenture of such series to be issued.

             No Debenture of such series or any Coupon appertaining thereto shall be entitled to any benefit under this Indenture nor shall such Debenture or Coupon be a valid obligation for any purpose unless there appears on the Debenture or the Coupon appertaining to such Debenture, a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Debenture shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Debenture to the Trustee for cancellation as provided in Section 3.9 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Debenture has never been issued and sold by the Company, for all purposes of this Indenture such Debenture shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

             Section 3.4 Temporary Debentures. Pending the preparation of definitive Debentures of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Debentures of such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more Coupons or without Coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures or Coupons may determine, as evidenced by their execution of such Debentures or Coupons. In the case of Debentures of any series issuable as Bearer Debentures, such temporary Debentures may be in global form. A temporary Bearer Debenture shall be delivered only in compliance with the conditions set forth in Section 3.3.

             Except in the case of temporary Debentures in global form issued in a transaction exempt from registration under the Securities Act pursuant to Regulation S thereunder (a "Regulation S Debenture") (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Debentures of any series are issued, the Company will cause definitive Debentures of such series to be prepared without unreasonable delay. After the preparation of definitive Debentures of such series, the temporary Debentures of such series shall be exchangeable for definitive Debentures of such series upon surrender of the temporary Debentures of such series at the office or agency of the Company maintained pursuant to Section 10.2 in a Place of Payment for such series for the purpose of exchanges of Debentures of such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures of any series (accompanied by any unmatured Coupons appertaining thereto) the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like aggregate principal amount of definitive Debentures of such series and of like tenor of authorized denominations; provided, however, that no definitive Bearer Debenture shall be delivered in exchange for a temporary Registered Debenture. Until so exchanged the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

             If Regulation S temporary Debentures of any series are issued in global form, any such temporary global Regulation S Debenture shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the "Common Depositary"), for the benefit of Euro-clear and Cedel S.A., for credit to the respective accounts of the beneficial owners of such Debentures (or to such other accounts as they may direct).

             Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Regulation S Debenture (the "Exchange Date"), the Company shall deliver to the Trustee definitive Debentures of such series, in aggregate principal amount equal to the principal amount of such temporary global Regulation S Debenture, executed by the Company. On or after the Exchange Date such temporary global Regulation S Debenture shall be surrendered by the Common Depositary to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Debentures of such series without charge to the Holder and the Trustee shall authenticate and make available for delivery, in exchange for each portion of such temporary global Regulation S Debenture, a like aggregate principal amount of definitive Debentures of such series of authorized denominations and of like tenor as the portion of such temporary global Regulation S Debenture to be exchanged; provided, however, that, unless otherwise specified in such temporary global Regulation S Debenture, upon such presentation by the Common Depositary, such temporary global Regulation S Debenture is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Cedel S.A. as to the portion of such temporary global Regulation S Debenture held for its account then to be exchanged, each in the form or in such form as shall be specified in such Regulation S Debenture. The definitive Debentures of such series to be delivered in exchange for any such temporary global Regulation S Debenture shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 3.1, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that definitive Bearer Debentures of such series shall be delivered in exchange for a portion of a temporary global Regulation S Debenture of such series only in compliance with the requirements of Section 3.3.

             Unless otherwise specified in such temporary global Regulation S Debenture, the interest of a beneficial owner of Debentures of any series in a temporary global Regulation S Debenture shall be exchanged for definitive Debentures of such series and of like tenor following the Exchange Date when the account holder instructs Euro-clear or Cedel S.A., as the case may be, to request such exchange on the Holder's behalf and delivers to Euro-clear or Cedel S.A., as the case may be, a certificate in such form as shall be specified in the Regulation S Debenture of such series, dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euro-clear and Cedel S.A., the Trustee, any Authenticating Agent appointed for the Debentures of such series and each Paying Agent. Unless otherwise specified in such temporary global Regulation S Debenture, any such exchange shall be made free of charge to the beneficial owners of such temporary global Regulation S Debenture, except that a Person receiving definitive Debentures must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Debentures of such series in person at the offices of Euro-clear or Cedel S.A. Definitive Debentures of such series in bearer form to be delivered in exchange for any portion of a temporary global Regulation S Debenture of such series shall be delivered only outside the United States.

             Until exchanged in full as hereinabove provided, the temporary Regulation S Debentures of any series shall in all respects be entitled to such benefits under this Indenture as definitive Debentures of such series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 3.1, interest payable on a temporary global Regulation S Debenture on an Interest Payment Date for Debentures of such series occurring prior to the applicable Exchange Date shall be payable to Euro-clear and Cedel S.A. on such Interest Payment Date upon delivery by Euro-clear and Cedel S.A. to the Trustee of a certificate or certificates in such form as shall be specified in the Debenture of such series, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Regulation S Debenture on such Interest Payment Date and who have each delivered to Euro-clear or Cedel S.A., as the case may be, a certificate in such form as shall be specified in the Debenture of such series. Any interest so received by Euro-clear and Cedel S.A. and not paid as herein provided shall be returned to the Trustee immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with Section 10.3.

             Section 3.5 Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at an office or agency to be maintained by the Company in accordance with Section 10.2 a register (the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Debentures and the registration of transfers of Registered Debentures. The Trustee is hereby appointed "Debenture Registrar" for the purpose of registering Registered Debentures and transfers of Registered Debentures as herein provided.

             Upon due surrender for registration of transfer of any Registered Debenture of any series at the office or agency of the Company maintained pursuant to Section 10.2 for such purpose in a Place of Payment for such series, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Registered Debentures of the such series of any authorized denominations and of a like aggregate principal amount and tenor.

             At the option of the Holder, Registered Debentures of any series may be exchanged for other Registered Debentures of such series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Debentures to be exchanged at any such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Debentures which the Holder making the exchange is entitled to receive. Bearer Debentures will not be issued in exchange for Registered Debentures.

             At the option of the Holder, Bearer Debentures of any series may be exchanged for Registered Debentures of such series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Debentures of such series to be exchanged at any such office or agency, with all unmatured Coupons, and all matured Coupons in default appertaining thereto. If the Holder of a Bearer Debenture of such series is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Debentures of such series are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Debentures of such series shall surrender to any Paying Agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 10.2, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer

Debenture of any series is surrendered at any such office or agency in exchange for a Registered Debenture of such series and of like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, the Bearer Debenture of such series shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Debenture of such series issued in exchange for such Bearer Debenture, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

             Whenever any Debentures of any series are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Debentures of such series which the Holder making the exchange is entitled to receive.

             Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.1, any permanent global Regulation S Debenture of any series shall be exchangeable only as provided in this paragraph. If the beneficial owners of interests in a permanent global Regulation S Debenture are entitled to exchange such interests for Debentures of such series and of principal amount and like tenor of another authorized form and denomination, as specified as contemplated by Section 3.1, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Debentures of such series in aggregate principal amount equal to the principal amount of such permanent global Regulation S Debenture executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Regulation S Debenture of any series shall be surrendered by the Common Depositary or such other depositary or Common Depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Debentures of such series without charge and the Trustee shall authenticate and make available for delivery, in exchange for each portion of such permanent global Regulation S Debenture, a like aggregate principal amount of definitive Debentures of such series of authorized denominations and of like tenor as the portion of such permanent global Debenture of such series to be exchanged which, unless the Debentures of such series are not issuable both as Bearer Debentures and as Registered Debentures of such series, as specified as contemplated by Section 3.1, shall be in the form of Bearer Debentures or Registered Debentures of such series, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no Bearer Debenture delivered in exchange for a portion of a permanent global Debenture of such series shall be mailed or otherwise delivered to any location in the United States. If a Registered Debenture of such series is issued in exchange for any portion of a permanent global Debenture of such series after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Debenture of such series, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Debenture of such series is payable in accordance with the provisions of this Indenture.

             All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

             Every Registered Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Debenture Registrar or any transfer agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

             No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Section 3.4, 9.6 or 11.7 not involving any transfer.

             The Company shall not be required (i) to issue, register the transfer of or exchange Debentures of any series during a period beginning at the opening of business 15 days before any selection of Debentures of such series to be redeemed and ending at the close of business on (A) if Debentures of such series are issuable only as Registered Debentures, the day of the mailing of the relevant notice of redemption and (B) if Debenture of such series are issuable as Bearer Debentures, the day of the first publication of the relevant notice of redemption or, if Debentures of such series are also issuable as Registered Debentures and there is no publication, the mailing of the relevant notice of redemption, (ii) to register the transfer of or exchange any Registered Debenture so selected for redemption, in whole or in part, except the unredeemed portion of any Debenture being redeemed in part, or (iii) to exchange any Bearer Debenture so selected for redemption except that such a Bearer Debenture may be exchanged for a Registered Debenture of such series and like tenor, provided that such Registered Debenture shall be simultaneously surrendered for redemption.

             Notwithstanding the foregoing and except as otherwise specified or contemplated by Section 3.1, any Book-Entry Debenture shall be exchangeable pursuant to this Section 3.5 or Sections 3.4, 9.6 and 11.7 for Debentures registered in the name of, and a transfer of a Book-Entry Debenture of any series may be registered to, any Person other than the Depositary for such Debenture or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Book-Entry Debenture or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, (ii) the Company executes and delivers to the Trustee a Company Order that such Book-Entry Debenture shall be so exchangeable and the transfer thereof so registerable or (iii) there shall have occurred and be continuing an Event of Default, or an event which after notice or lapse of time would be an Event of Default, with respect to the Debentures of such series. Upon the occurrence in respect of any Book-Entry Debenture of any series of any one or more of the conditions specified in clauses (i), (ii) or (iii) of the preceding sentence or such other conditions as may be specified as contemplated by Section 3.1 for such series, such Book-Entry Debenture may be exchanged for Debentures registered in the names of, and the transfer of such Book-Entry Debenture may be registered to, such Persons (including Persons other than the Depositary with respect to such series and its nominees) as such Depositary shall direct. Notwithstanding any other provision of this Indenture, any Debenture authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Book-Entry Debenture shall also be a Book-Entry Debenture and shall bear the legend specified in Section
2.4 except for any Debenture authenticated and delivered in exchange for, or upon registration or transfer of, any Book-Entry Debenture pursuant to the preceding sentence.

             Notwithstanding anything in this Indenture or in the terms of a Debenture to the contrary, the exchange of Bearer Debentures for Registered Debentures will be subject to satisfaction of the provisions of the United States federal income tax laws in effect at the time of such exchange. None of the Company, the Trustee or any Authenticating Agent of the Company or the Trustee (any of which, other than the Company, shall rely on an Officers' Certificate and an Opinion of Counsel) shall be required to exchange any Bearer Debenture for a Registered Debenture if as a result thereof and in the Company's reasonable judgment, the Company would incur adverse consequences under then applicable United States federal income tax laws.

             Section 3.6 Mutilated, Destroyed, Lost and Stolen Debentures and Coupons. If any mutilated Debenture of any series or a Debenture of any series with a mutilated Coupon appertaining thereto is surrendered to the Trustee, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery in exchange therefor a new Debenture of the same series and of principal amount and like tenor and bearing a number not contemporaneously outstanding, with Coupons corresponding to the Coupons, if any, appertaining to the surrendered Debenture and such mutilated Debenture or a Debenture with a mutilated Coupon, if any, shall be canceled by the Trustee in accordance with the Indenture.

             If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debenture of any series or Coupon appertaining thereto and (ii) such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture or Coupon has been acquired by a bona fide purchaser, the Company shall, subject to the following paragraph, execute, and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Debenture or in exchange for the Debenture to which a destroyed, lost or stolen Coupon appertains (with all appurtenant Coupons not destroyed, lost or stolen), a new Debenture of such series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with Coupons corresponding to the Coupons, if any, appertaining to such destroyed, lost or stolen Debenture or to the Debenture to which such destroyed, lost or stolen Coupon appertains.

             In case any such mutilated, destroyed, lost or stolen Debenture or Coupon appertaining thereto has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture pay such Debenture or Coupon; provided, however, that principal of and any premium and interest on Bearer Debentures shall, except as otherwise provided in Section 10.2, be payable only at an office or agency located outside the United States.

             Upon the issuance of any new Debenture under this Section, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

             Every new Debenture of any series, with any Coupons appertaining thereto, issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture or in exchange for a Debenture to which a destroyed, lost or stolen Coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture and any Coupons appertaining thereto, or the destroyed, lost or stolen Coupon shall be at any time enforceable by anyone, and any such new Debenture and Coupons, if any, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures of such series and their Coupons appertaining thereto, if any, duly issued hereunder.

             The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures or Coupons.

             Section 3.7 Payment of Interest; Interest Rights Preserved. Unless otherwise provided as contemplated by Section 3.1 with respect to any series of Debentures, interest on any Registered Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest.

             Unless otherwise provided as contemplated by Section 3.1 with respect to any series of Debentures, any interest on any Registered Debenture of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (a) and (b) below:

             (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Debentures of such series (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Debenture of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Debentures of such series at the address of such Holder as it appears in the Debenture Register, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Registered Debentures of such series (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b); and

             (b) The Company may make payment of any Defaulted Interest on the Registered Debentures of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

             Subject to the foregoing provisions of this Section and Section 3.5, each Debenture delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

             Except as otherwise specified as contemplated by Section 3.1, in the case of any Debenture which is converted into Common Stock of the Company after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Debenture whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on such Regular Record Date. However, if a Redemption Date falls between a Regular Record Date and the subsequent Interest Payment Date, the amount of such payment shall include accumulated and unpaid interest accrued to, but excluding, such Redemption Date and shall be made on such Redemption Date. Except as otherwise expressly provided in the first two sentences of this paragraph, in the case of any Debenture which is converted, interest whose Stated Maturity is after the date of conversion of such Debenture shall not be payable.

             Section 3.8 Persons Deemed Owners. Prior to due presentment of a Registered Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Debenture is registered as the owner of such Registered Debenture for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.5 and 3.7) any interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

             Title to any Bearer Debenture and any Coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Debenture and the bearer of any Coupon as the absolute owner of such Debenture or Coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Debenture or Coupon shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

             Section 3.9 Cancellation. All Debentures and Coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Registered Debentures and matured Coupons so delivered shall be promptly canceled by the Trustee.
All Bearer Debentures and unmatured Coupons so delivered shall be canceled.
All Bearer Debentures and unmatured Coupons held by the Trustee pending such cancellation or reissuance shall be deemed to be delivered for cancellation for all purposes of this Indenture and the Debentures. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Debentures previously authenticated hereunder which the Company has not issued and sold, and all Debentures so delivered shall be promptly canceled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debentures and Coupons held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that cancelled Debentures be returned to it.

             Notwithstanding the foregoing, with respect to any Book-Entry Debenture, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and holders of beneficial interests in any Book-Entry Debenture, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of such Book-Entry Debenture.

             Section 3.10 Computation of Interest. Except as otherwise specified as contemplated by Section 3.1 for Debentures of any series, interest on the Debentures of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

             Section 3.11 Electronic Debenture Issuance. The Debentures may, pursuant to a Board Resolution and Officers' Certificate complying with
Section 3.1 hereof, be issued by means of an electronic issuance system. Any such Debenture issuance instructions may specify the name, address and taxpayer identification number of the Holder, the principal amount and Maturity of the Debenture, the interest rate to be borne by the Debenture and any other terms not inconsistent with such Board Resolution and Officers' Certificate. Nothing in this Section 3.11 shall be construed as prohibiting the Company from issuing Debentures by any means not inconsistent with the provisions of this Indenture.

             Section 3.12 CUSIP Numbers. The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that the Trustee makes no representation with respect to and is not responsible for the correctness or accuracy of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

             Section 4.1 Satisfaction and Discharge of Indenture. Except as otherwise specified as contemplated by Section 3.1, this Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debentures herein expressly provided for, and any right to receive additional amounts, as provided in
Section 10.4), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

             (a)     either

                     (1) all Debentures theretofore authenticated and delivered and all Coupons, if any, appertaining thereto (other than (i) Coupons appertaining to Bearer Debentures surrendered for exchange for Registered Debentures and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 3.5, (ii) Debentures and Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, (iii) Coupons appertaining to Debentures called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in
             Section 11.6, and (iv) Debentures and Coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee canceled or for cancellation; or

                     (2)      all such Debentures and, in the case of (i) or
             (ii) below, any Coupons appertaining thereto not theretofore delivered to the Trustee canceled or for cancellation,

                              (i)     have become due and payable, or

                              (ii)    will become due and payable at their
                  Stated Maturity within one year, or

                              (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Debentures and Coupons not theretofore delivered to the Trustee canceled or for cancellation, for principal (and premium, if any) and any interest to the date of such deposit (in the case of Debentures which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

             (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

             (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

             Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.6, the obligations of the Company to any Authenticating Agent under Section 6.13 and, if money shall have been deposited with the Trustee pursuant to clause (a)(2) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

             Section 4.2 Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 4.1 or 4.3 and all money received by the Trustee in respect of such U.S. Government Obligations shall be held in trust and applied by it, in accordance with the provisions of the Debentures, the Coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and any interest for whose payment such money and U.S. Government Obligations has been deposited with or received by the Trustee, but such money need not be segregated from other funds held in trust by the Trustee except to the extent required by law. Money deposited pursuant to this Section not in violation of this Indenture shall not be subject to claims of the holders of Senior Indebtedness under Article XV.

             Section 4.3 Company's Option to Effect Defeasance or Covenant Defeasance. If applicable to Debentures of any series, the Company may elect, at its option at any time, to have Section 4.4 or Section 4.5 applied to any such series of Debentures or any Debentures of such series, as the case may be, designated pursuant to Section 3.1 as being defeasible pursuant to such Section
4.4 or 4.5, in accordance with any applicable requirements provided pursuant to
Section 3.1 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Debentures.

             Section 4.4 Discharge and Defeasance. If this Section 4.4 is specified, as contemplated by Section 3.1, to be applicable to Debentures of any series, then notwithstanding Section 4.1 and upon compliance with the applicable conditions set forth in 4.6: (1) the Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Debentures of any such series ("Defeasance"); and (2) the provisions of this Indenture as it relates to such Outstanding Debentures shall no longer be in effect (except as to the rights of Holders of Debentures of such series to receive, solely from the trust fund described in Section 4.6, payment of (a) the principal of (and premium, if any) and any installment of principal of (and premium, if any) or interest on Debentures of such series on the Stated Maturity of such principal (and premium, if any) or installment of principal (and premium, if any) or interest or upon optional redemption and/or (b) any mandatory sinking fund payments or analogous payments applicable to the Debentures of such series on that day on which such payments are due and payable in accordance with the terms of the Indenture and of Debentures of such series, the Company's obligations with respect to Debentures of such series under Sections 3.4, 3.5, 3.6, 10.2, 10.3, and 10.4 and the rights, powers, trusts, duties and immunities of the Trustee hereunder, including those under Section 6.8 hereof;

             Section 4.5 Covenant Defeasance. If this Section 4.5 is specified, as contemplated by Section 3.1, to be applicable to any series of Debentures or any Debentures of such series, as the case may be, (a) the Company shall be released from its obligations under Sections 10.4 through 10.5, inclusive, and any covenants provided pursuant to Section 3.1(u) or 9.1(b) for the benefit of the Holders of Debentures of such series that pursuant to the terms of such Debentures of such series are defeasible pursuant to this Section 4.5 and (b) the occurrence of any event specified in Sections 5.1(d) (with respect to any of Sections 10.4 through 10.5, inclusive, and any such covenants provided pursuant to Section 3.1(u) or 9.1(b) shall be deemed not to be or result in an Event of Default, in each case with respect to Debentures of such series as provided in this Section on and after the date the conditions set forth in Section 4.6 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to Debentures of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.1(d)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Debentures shall be unaffected thereby.

             Section 4.6 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to the application of
Section 4.4 or Section 4.5 to any applicable series of Debentures or any Debentures of such series, as the case may be.

             (a) either

                     (1) with respect to all Outstanding Debentures of such series or such Debentures of such Series, as the case may be, with reference to this Section 4.6, the Company has deposited or caused to be deposited with the Trustee irrevocably (but subject to the provisions of Section 4.2 and the last paragraph of
             Section 10.3), as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debentures of such series, (i) lawful money of the United States in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than the opening of business on the due dates of any payment referred to in clause (i) or (ii) of this subparagraph (a)(1) lawful money of the United States in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest on such Debentures the Stated Maturity of such principal or installment of principal or interest or upon optional redemption and (B) any mandatory sinking fund payments or analogous payments applicable to the Debentures of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Debentures of such series; or

                     (2) the Company has properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by Section 3.1, to be applicable to the Debentures of such series;

             (b) the Company has paid or caused to be paid all other sums payable with respect to the Debentures of such series;

             (c) such deposit for the benefit of Holders of Debentures of such series will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

             (d) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Debentures of such series shall have occurred and be continuing on the date of such deposit and no Event of Default under
    Section 5.1(e) or Section 5.1(f) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 5.1(e) or Section 5.1(f) shall have occurred and be continuing on the 91st day after such date;

             (e) in the event of an election to have Section 4.4 apply to the Debentures of any series, the Company has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of

    Debentures of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

             (f) in the event of an election to have Section 4.5 apply to Debentures of any series, the Company shall have delivered to the Trustee an Opinion of Counsel, to the effect that the Holders of Debentures of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the Debentures of such series and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur;

             (g) if the Debentures of such series are then listed on any domestic or foreign securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Debentures of such series to be delisted;

             (h) no default in the payment of the principal (and premium, if any) or any interest on any Senior Indebtedness beyond any applicable grace period shall have occurred and be continuing;

             (i) no other default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in the acceleration of such Senior Indebtedness; and

             (j) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the Defeasance or Covenant Defeasance with respect to Debentures of such series have been complied with and an Opinion of Counsel to the effect that either (i) as a result of such deposit and the related exercise of the Company's option under this Article, registration is not required under the Investment Company Act of 1940, as amended, by the Company, the trust funds representing such deposit or the Trustee or (ii) all necessary registrations under said Act have been effected.

             Any deposits with the Trustee referred to in Section 4.6(a)(1) above shall be irrevocable and shall be made under the terms of an escrow/trust agreement in form and substance satisfactory to the Trustee. If any Outstanding Debentures of such series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

             Upon Defeasance with respect to all the Debentures of any series, the terms and conditions of the Debentures of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company; provided that the Company shall not be discharged from any payment obligations in respect of Debentures of such series which are deemed not to be Outstanding under clause
(iii) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law.

             Notwithstanding the cessation, termination and discharge of all obligations, covenants and agreements (except as provided above in this Section 4.6) of the Company under this Indenture with respect to the Debentures of any series, the obligations of the Company to the Trustee under Section 6.6, and the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive with respect the Debentures of such series.

             Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in this
Section 4.6 with respect to Debentures of any series which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to Debentures of such series.

             The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Section 4.6 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Debentures.


                                   ARTICLE V

                                    REMEDIES

             Section 5.1 Events of Default. "Event of Default", wherever used herein with respect to Debentures of any series, unless otherwise provided in the applicable supplemental indenture, means any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

             (a) default in the payment of any interest upon or any additional amounts payable in respect of any Debenture of such series when it becomes due and payable, and continuance of such default for a period of 30 days (whether or not such payment is prohibited by the subordination provisions set forth in Article XV hereof); provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of any indenture supplemental hereto, shall not constitute a default in the payment of interest for this purpose; or

             (b) default in the payment of the principal of (or premium, if any, on) any Debenture of such series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series (whether or not such payment is prohibited by the subordination provisions set forth in Article XV hereof); provided, however, that a valid extension of the maturity of the Debentures of such series in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of principal or premium, if any; or

             (c) if the Debentures of such series are convertible or exchangeable into or for shares of Common Stock of the Company or other securities, cash or other property pursuant to any supplemental indenture, Board Resolution or other instrument authorizing Debentures of such series, failure by the Company to convert such Debentures (whether or not conversion or exchange is prohibited by the subordination provisions set forth in Article XV); or

             (d) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of any series of Debentures other than such series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default," hereunder; or

             (e) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

             (f) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidation, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors; or

             (g) any other Event of Default provided with respect to Debentures of such series.

             Section 5.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in clause (a), (b), (c), (d) or
(g) (if the Event of Default under clause (d) is with respect to less than all series of Debentures then Outstanding) of Section 5.1 above occurs and is continuing, then, and in each and every such case, unless the principal of all of the Debentures of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debentures of such series then Outstanding hereunder (each such series voting as a separate class), by notice in writing to the Company (and to the Trustee if given by the Holders of Debentures of such series), may declare the entire principal (or, if the Debentures of such series are Original Issue Discount Debentures, such portion of the principal amount as may be specified in the terms of such series) of all Debentures of such series and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) (if the Event of Default under clause (d) relates to all series of Debentures then Outstanding), (e) or (f) of Section
5.1 occurs and is continuing, then and in each and every such case, unless the principal of all the Debentures of all series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Debentures of all series then Outstanding hereunder (treated as one class), by notice in writing to the

Company (and to the Trustee if given by Holders of Debentures), may declare the entire principal (or, if any Debentures are Original Issue Discount Debentures such portion of the principal as may be specified in the terms thereof) of all Debentures of all series then Outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

             The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if any Debentures are Original Issue Discount Debentures, such portion of the principal as may be specified in the terms thereof) of the Debentures of any series (or of all the Debentures of all series, as the case may be) then Outstanding shall have been so declared due and payable, and before any judgment or decree for the payment of such moneys shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures of such series (or of all Debentures of all series, as the case may be) and the principal of (and premium, if any on) Debentures of such series (or of all Debentures of all series, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Debentures) specified in the Debentures of such series (or at the respective rates of interest or Yields to Maturity of all Debentures of all series, as the case may be) to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Debentures of such series (or, if any Debentures are Original Issue Discount Debentures, such portion of the principal as may be specified in the terms thereof) which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein -- then and in every such case the Holders of a majority in aggregate principal amount of all the Debentures of such series, each series voting as a separate class (or of all Debentures of all series, as the case may be, voting as a single class), then Outstanding, by written notice to the Company and to the Trustee, may waive all such defaults with respect to the Debentures of such series (or with respect to all Debentures of all series, as the case may be) and rescind and annul such declaration and its consequence, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

             In case the Trustee shall have proceeded to enforce any right with respect to Debentures of such series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

             Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if,

             (a) default is made in the payment of any interest on any Debenture of any series, or any payment required by any sinking or analogous fund established with respect to Debentures of such series as and when the same shall have become due and payable and such default continues for a period of 30 days, or

             (b) default is made in the payment of the principal of (or premium, if any, on) any Debenture of any series when the same shall have become due and payable, whether upon maturity of the Debentures of such series or upon redemption or upon declaration or otherwise, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of Debentures of such series and any Coupons appertaining thereto, the whole amount then due and payable on such Debentures of such series and Coupons for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable under applicable law, interest on any overdue principal and on the premium, if any, and overdue interest, at the rate or rates prescribed therefor in Debentures of such series; and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel under Section 6.6.

             If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon Debentures of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon Debentures of such series, wherever situated.

             If an Event of Default with respect to Debentures of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debentures of such series and any Coupons appertaining thereto by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, either at law or in equity or in bankruptcy or otherwise whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

             Section 5.4 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures of any series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debentures of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

             (a) to file and prove a claim for the whole amount of principal and any premium and interest owing and unpaid in respect of the Debentures of any series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Debentures of such series and Coupons allowed in such judicial proceeding, and

             (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Debentures of such series and Coupons appertaining thereto to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Debentures of such series and Coupons appertaining thereto, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.6.

             Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Debenture of any series or any Coupon appertaining thereto, any plan of reorganization, arrangement, adjustment or composition affecting the Debentures of such series or Coupons appertaining thereto or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of Debentures of any series or Coupon appertaining thereto in any such proceeding.

             Section 5.5 Trustee May Enforce Claims Without Possession of Debentures or Coupons. All rights of action and claims under this Indenture or under any of the terms established with respect to the Debentures of any series or Coupons appertaining thereto may be prosecuted and enforced by the Trustee without the possession of any of the Debentures of such series or Coupons appertaining thereto or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel due under Section 6.6, be for the ratable benefit of the Holders of the Debentures of such series and Coupons appertaining thereto in respect of which such judgment has been recovered.

             Section 5.6 Application of Money Collected. Any money collected by the Trustee pursuant to this Article with respect to Debentures of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Debentures of such series or any Coupons appertaining thereto, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

             FIRST:  To the payment of all amounts due the Trustee under
    Section 6.6;

             SECOND: To the payment of all Senior Indebtedness of the Company and to the extent required by Article XV:

             THIRD: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Debentures of such series and Coupons appertaining thereto in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on Debentures of such series and Coupons appertaining thereto for principal and any premium and interest, respectively; and

             FOURTH: To the payment of the remainder, if any, to the Company.

             Section 5.7      Limitation on Suits.     No Holder of any
Debenture of any series or any Coupons appertaining thereto shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless;

             (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debentures of such series and of the continuance thereof with respect to the Debentures of such series specifying such Event of Default, as hereinbefore provided;

             (b) the Holders of not less than 25% in principal amount of the Outstanding Debentures of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

             (c) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

             (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

             (e) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Debentures of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

             Section 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, but subject to Article XV of this Indenture, the Holder of any Debenture of any series or Coupon appertaining thereto shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.7) interest on Debentures of such series, and any additional amounts contemplated by Section 10.4 in respect of Debentures of such series or payment of any Coupons appertaining thereto on the Stated Maturity or Maturities expressed in Debentures of such series or Coupons appertaining thereto (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

             Section 5.9 Restoration of Rights and Remedies. If the Trustee or any Holder of Debentures of any series or Coupon appertaining thereto has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Debentures of such series and any Coupons appertaining thereto shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

             Section 5.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures or Coupons in the last paragraph of
Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Debentures or Coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

             Section 5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Debenture or Coupon to exercise any right or remedy accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Subject to the provisions of Section 5.7, every right and remedy given by this Article or by law to the Trustee or to the Holders of Debentures or Coupons may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Debentures or Coupons, as the case may be.

             Section 5.12 Control by Holders of Debentures. The Holders of a majority in aggregate principal amount of the Outstanding Debentures of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debentures of such series, provided that,

             (a) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability, or be unduly prejudicial to Holders of Debentures not joining therein, and

             (b) the Trustee may take any other action deemed proper by the Trustee; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or be unduly prejudicial to the rights of Holders of Debentures of any other series at the time Outstanding. Subject to the provisions of Section 6.2, the Trustee shall have the right to decline to follow any such direction if the trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

             Section 5.13 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Debentures of any series may on behalf of the Holders of all the Debentures of such series and any Coupons appertaining thereto waive any past default hereunder with respect to the Debentures of such series and its consequences, except a default

             (a) in the payment of the principal of (or premium, if any) or any interest on any Debenture of such series as and when the same shall become due by the terms of Debentures of such series otherwise than by acceleration (unless such default has been cured and sums sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with Section 5.2), or

             (b)     in the covenants contained in Section 10.4, or

             (c)     in respect of a covenant or provision hereof which under
    Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Debenture of such series affected.

             Upon any such waiver, the default covered thereby shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Company, the Trustee and the holders of the Debentures of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

             Section 5.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Debenture or Coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Debentures of any series, or to any suit instituted by any Holder of any Debenture or Coupon for the enforcement of the payment of the principal of or any premium or interest on such Debenture or the payment of any Coupon on or after the Stated Maturity or Maturities expressed in such Debenture or Coupon (or, in the case of redemption, on or after the Redemption Date).

             Section 5.15 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VI

                                  THE TRUSTEE

             Section 6.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of any series of Debentures issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Debentures of a such series and after the curing or waiving of all Events of Default which may have occurred with respect to Debentures of such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Debentures of such series has occurred (which has not been cured or waived), the Trustee shall exercise with respect to the Debentures of such series such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

             No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

             (a) prior to the occurrence of an Event of Default with respect to the Debentures of any series and after the curing or waiving of all such Events of Default with respect to the Debentures of such series which may have occurred:

                     (i) the duties and obligations of the Trustee with respect to the Debentures of such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or mobilizations shall be read into this Indenture against the Trustee: and

                     (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture: but in the case of any such statement, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section
             5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or Power conferred upon the Trustee, under this Indenture.

             No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

             Section 6.2 Certain Rights of Trustee. Subject to the provisions of the Trust Indenture Act:

             (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, Coupon, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

             (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

             (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the

    Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

             (d) the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

             (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Debentures of any series or any Coupons appertaining thereto pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

             (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, Coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

             (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

             (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

             Section 6.3 Not Responsible for Recitals or Issuance of Debentures. The recitals contained herein and in the Debentures (except the Trustee's certificates of authentication) and in any Coupons shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of any Debentures or Coupons. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Debentures or the proceeds thereof.

             Section 6.4 May Hold Debentures. The Trustee, any Authenticating Agent, any Paying Agent, any Debenture Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and Coupons and, subject to Sections 6.9 and 6.11, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Debenture Registrar or such other agent.

             Section 6.5 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

             Section 6.6 Compensation and Reimbursement. The Company agrees:

             (a) to pay to the Trustee or any successor Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

             (b) except as otherwise expressly provided herein, to reimburse the Trustee or any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

             (c) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

             When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(e) or Section 5.1(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar laws.

             As security for the performance of the obligations of the Company under this Section 6.6, the Trustee shall have a lien prior to the Debentures on all property and funds held or collected by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.6, except with respect to funds held in trust for the payment of the principal of (and premium, if any) or interest on particular Debentures. The obligations of the Company under this Section 6.6 shall not be subordinated to the payment of Senior Indebtedness pursuant to Article Fifteen.

             The provisions of this Section 6.6 shall survive the termination of this Indenture.

             Section 6.7 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.8.

             (b) The Trustee may resign at any time with respect to the Debentures of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 6.8 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures of such series.

             (c) The Trustee may be removed at any time with respect to the Debentures of any series by Act of the Holders of a majority in principal amount of the Outstanding Debentures of such series delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.8 shall not have been delivered to the Trustee within 30 days after the delivery of such Act of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures of such series.

             (d)     If at any time:

                     (1) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder of a Debenture who has been a bona fide Holder of a Debenture for at least six months, or

                     (2)      the Trustee shall cease to be eligible under
    Section 6.10 and Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any such Holder of a Debenture who has been a bona fide Holder of Debenture for at least six months, or

                     (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Debentures, or (ii) subject to Section 5.14 any Holder of a Debenture who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Debentures and the appointment of a successor Trustee or Trustees.

             (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Debentures of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debentures of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Debentures of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debentures of any particular series) and shall comply with the applicable requirements of Section 6.8. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debentures of any series shall be appointed by Act of the Holders of a majority in principal amount of Outstanding Debentures of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.8, become the successor Trustee with respect to the Debentures of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debentures of any series shall have been so appointed by the Company or the Holders of Debentures of such series and accepted appointment in the manner required by Section 6.8, any Holder of a Debenture of such series who has been a bona fide Holder of a Debenture of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures of such series.

             (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debentures of any series and each appointment of a successor Trustee with respect to the Debentures of any series in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Debentures of such series and the address of its Corporate Trust Office.

             Section 6.8 Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Debentures, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but on the written request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.6.

             (b) In case of the appointment hereunder of a successor Trustee with respect to the Debentures of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debentures of such series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which
(i) shall contain such provisions as shall be necessary or desirable to transfer and conform to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of such series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Debentures, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of such series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of such series to which the appointment of such successor Trustee relates; but, on the written request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debentures of such series to which the appointment of such successor Trustee relates, subject nevertheless to such retiring Trustee's lien, if any, provided for in Section 6.6.

             (c) Upon the written request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

             (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

             Section 6.9 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

             Section 6.10 Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article.

             Section 6.11 Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

             Section 6.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

             Section 6.13 Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents with respect to Debentures of one or more series which shall be authorized to act on behalf of the Trustee to authenticate Debentures of each such series issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to
Section 3.6, and Debentures of such series so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all
purposes as if authenticated by the Trustee hereunder.   Wherever reference is
made in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

             Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

             An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall promptly give notice of such appointment to all Holders of Debentures pursuant to Section 1.6. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

             The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

             If an appointment with respect to Debentures of one or more series is made pursuant to this Section, the Debentures of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

             This is one of the Debentures of the series designated therein referred to in the within-mentioned Indenture.

                                          The Chase Manhattan Bank
                                          As Trustee

                                          By
                                            -----------------------------
                                          Authenticating Agent

                                          By
                                            -----------------------------
                                          Authorized Signatory

             If all of the Debentures of any series may not be originally issued at one time, and if the Company has an Affiliate eligible to be appointed as an Authenticating Agent hereunder or the Trustee does not have an office capable of authenticating Debentures of such series upon original issuance located in a Place of Payment where the Company wishes to have Debentures of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent (which if so requested by the Company, shall be such Affiliate of the Company) having an office in a Place of Payment designated by the Company with respect to such series of Debentures.

             Section 6.14. Notice of Defaults. If a default occurs hereunder with respect to Debentures of any series, the Trustee shall give the Holders of Debentures of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.1(d) with respect to Debentures of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debentures of such series.


                                  ARTICLE VII

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

             Section 7.1 Company to Furnish Trustee Names and Addresses of Debentureholders.

             The Company will furnish or cause to be furnished to the Trustee

             (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Debentures as of such Regular Record Date, and

             (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Debenture Registrar.

             Section 7.2 Preservation of Information: Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Debentures (i) contained in the most recent list furnished to the Trustee as provided in
Section 312(a) of the Trust Indenture Act, (ii) received by the Trustee in its capacity as Debenture Registrar and (iii) filed with it within the two preceding years pursuant to Section 313(c)(2) of the Trust Indenture Act. The Trustee may (A) destroy any list furnished to it as provided in Section 312(a) of the Trust Indenture Act upon receipt of a new list so furnished, (B) destroy any information received by it as Paying Agent (if so acting) hereunder upon delivering to itself as Trustee, not earlier than March 20 or September 20 of each year, a list containing the names and addresses of the Holders of Debentures obtained from such information since the delivery of the next previous list, if any, (C) destroy any list delivered to itself as Trustee which was compiled from information received by it as Paying Agent (if so acting) hereunder upon the receipt of a new list so delivered and (D) destroy not earlier than two years after filing, any information filed with it pursuant to Section 313(c)(2) of the Trust Indenture Act. For purposes of Section 312(a) of the Trust Indenture Act, the term "stated intervals" shall mean January 15 and July 15.

             (b) If three or more Holders of Debentures of any series (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Debentures of such series with respect to their rights under this Indenture or under the Debentures of such series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

             (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.2(a), or

             (ii) inform such applicants as to the approximate number of Holders of Debentures of such series whose names and addresses appear in the information preserved at the time by the Trustee in accordance with
    Section 7.2(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

             If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of Debentures of such series whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 7.1(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders of Debentures of such series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders of Debentures of such series with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

             (c) Every Holder of Debentures or Coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Debentures in accordance with Section 7.2(b), regardless of the source from which such information was derived and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.2(b).

             Section 7.3 Reports by Trustee. The Trustee shall in each year transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this Indenture transmit by mail to Holders a brief report, dated as of such May 15, which complies with the provisions of Section 313(a).

                     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Debentures are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when any Debentures are listed on any stock exchange or market center.

             Section 7.4      Reports by Company.  The Company shall:

             (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

             (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports required to be filed with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

             (c) transmit to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

             Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates and Opinion of Counsel).


                                  ARTICLE VIII

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE

             Section 8.1 Company May Consolidate, Etc. on Certain Terms. The Company shall not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless (a) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company, which term shall include a parent of the Company in the event the Company's outstanding Common Stock is converted into common stock of such parent) shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the Debentures, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, (b) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition, (c) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing and (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided relating to such transaction have been complied with.

             Section 8.2 Successor Corporation Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any securities which previously shall have been signed and delivered by the officers of the Company, to the Trustee for authentication, and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof.

             In case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

             In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Debentures and may be liquidated and dissolved.

             Section 8.3 Opinion of Counsel to Trustee. The Trustee shall receive an Opinion of Counsel, prepared in accordance with Sections 1.2 and 8.1(d), as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.


                                   ARTICLE IX

                            SUPPLEMENTAL INDENTURES

             Section 9.1 Supplemental Indentures Without Consent of Holders. Without the consent of any Holders of Debentures or Coupons, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

             (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures; or

             (b) to add to the covenants of the Company for the benefit of the Holders of Debentures of all or any series (and if such covenants are to be for the benefit of Debentures of less than all series, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

             (c) to add any additional Events of Default (and if such Events of Default are to be for the benefit of Debentures of less than all series, stating that such Events of Default are expressly being included solely for the benefit of such series); or

             (d) to add to or change any of the provisions of this Indenture to provide that Bearer Debentures may be registerable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Debentures, to permit Bearer Debentures to be issued in exchange for Registered Debentures, to permit Bearer Debentures to be issued in exchange for Bearer Debentures of other authorized denominations or to permit or facilitate the issuance of Debentures in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Debentures of any series or any related Coupons in any material respect; or

             (e) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Debenture Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

             (f) to establish the form or terms of Debentures of any series and any related Coupons as permitted by Sections 2.1 and 3.1; or

             (g) to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to the Debentures of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.8(b); or

             (h) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article XIV, including providing for the conversion of the Debentures into any security or property (other than the Common Stock of the Company); or

             (i) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such other provisions shall not adversely affect the interests of the Holders of Debentures of any series or any related Coupons in any material respect.

             Section 9.2 Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Debentures of such series and any related Coupons under this Indenture;

provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby,

             (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debenture of any series, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of the Company to pay additional amounts pursuant to Section 10.4 (except as contemplated by Section 8.1 and permitted by Section 9.1(a)), or reduce the amount of the principal of an Original Issue Discount Debenture that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or change the coin or currency in which any Debenture or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

             (b) reduce the percentage in principal amount of the Outstanding Debentures of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of certain defaults hereunder and their consequences provided for in this Indenture, or reduce the requirements of
    Section 13.4 for quorum or voting, or

             (c) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 10.2, or

             (d) modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Debenture of such series or Coupon with respect to changes in the references to "the Trustee" and concomitant changes in this Section or the deletion of this proviso, in accordance with the requirements of Sections 6.7(b) and 9.1(h), or

             (e) make any change that adversely affects the right to convert any Debenture of any series as provided in Article XIV or pursuant to Section 3.1 (except as permitted by Section 9.1) or decrease the conversion rate or increase the conversion price of any such Debenture of such series, or

             (f) if the Debentures of any series are secured, change the terms and conditions pursuant to which the Debentures of such series are secured in a manner adverse to the Holders of the secured Debentures of such series, or

             (g) make any change in Article XV that adversely affects the rights of any Holders of Outstanding Debentures of such series.

             A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of Debentures of one or more particular series, or which modifies the rights of the Holders of Debentures of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debentures of any other series.

             It shall not be necessary for any Act of Holders of Debentures of any series under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

             Section 9.3 Execution of Supplemental Indentures. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.2) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

             Section 9.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder and of any Coupons appertaining thereto shall be bound thereby.

             Section 9.5 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act of 1939, as amended, in effect on such date.

             Section 9.6 Reference in Debentures to Supplemental Indentures. Debentures of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures of such series.


                                   ARTICLE X

                                   COVENANTS

             Section 10.1     Payment of Principal, Premium and Interest.
The Company covenants and agrees for the benefit of Debentures of any series that it will duly and punctually pay the principal of and any premium and interest on the Debentures of such series in accordance with the terms of the Debentures of such series, any Coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 3.1 with respect to Debentures of such series, any interest due on Bearer Debentures of such series on or before Maturity shall be payable only upon presentation and surrender outside the United States of the several Coupons for such interest installments as are evidenced thereby as they severally mature.

             Section 10.2 Maintenance of Office or Agency. If Debentures of any series are issuable only as Registered Debentures, the Company will maintain in each Place of Payment for such series an office or agency where Debentures of such series may be presented or surrendered for payment, where Debentures of such series may be surrendered for registration of transfer, exchange, or conversion and where notices and demands to or upon the Company in respect of the Debentures of such series and this Indenture may be served. If Debentures of any series are issuable as Bearer Debentures, the Company will maintain (a) in The City of New York, an office or agency where any Registered Debentures of such series may be presented or surrendered for payment, where any Registered Debentures of such series may be surrendered for registration of transfer, where Debentures of such series may be surrendered for conversion or exchange, where notices and demands to or upon the Company in respect of Debentures of such series and this Indenture may be served and where Bearer Debentures of such series and related Coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (b) subject to any laws or regulations applicable thereto, in a Place of Payment for such series which is located outside the United States, an office or agency where Debentures of such series and related Coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Debentures of such series pursuant to Section 10.4); provided, however, that if the Debentures of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Debentures of such series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as Debentures of such series are listed on such exchange, and (c) subject to any laws or regulations applicable thereto in a Place of Payment for such series located outside the United States an office or agency where any Registered Debentures of such series may be surrendered for registration of transfer, where Debentures of such series may be surrendered for conversion or exchange and where notices and demands to or upon the Company in respect of the Debentures of such series and this Indenture may be served. The Company will give prompt notice to the Trustee and to the Holders as provided in Sections 1.5 and 1.6, respectively, of the location and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of Debentures of any series or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Debentures of such series may be made and notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Debentures of such series and the related Coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Bearer Debentures of such series pursuant to Section 10.4) at the office of the Trustee for such series located outside the United States, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

             No payment of principal, premium or interest on Bearer Debentures shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States; provided, however, that if the Debentures of any series are denominated and payable in Dollars, payment of principal of and any premium and interest on any Bearer Debenture of such series (including any additional amounts payable on Debentures of such series pursuant to Section 10.4) shall be made at the office of the Company's Paying Agent in The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

             The Company may also from time to time designate one or more other offices or agencies where the Debentures of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Debentures of any series for such purposes. The Company will give prompt written notice to the Trustee and the Holders of Debentures of such series of any such designation or rescission and of any change in the location of any such other office or agency.

             Section 10.3 Money for Debentures Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to Debentures of any series, it will, on or before each due date of the principal of and any premium or interest on any of the Debentures of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to act.

             Whenever the Company shall have one or more Paying Agents for Debentures of any series it will, prior to each due date of the principal of and any premium or interest on any Debentures of such series, deposit with a Paying Agent a sum sufficient to pay the principal and any premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure to act.

             The Company will cause each Paying Agent for Debentures of any series other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

             (a) hold all sums held by it for the payment of the principal of and any premium or interest on Debentures of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

             (b) give the Trustee notice of any default by the Company (or any other obligor upon the Debentures of such series) in the making of any payment of principal of and any premium or interest on the Debentures of such series; and

             (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

             The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

             Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and any premium or interest on any Debenture of any series and remaining unclaimed for two years after such principal and any premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of the Debenture of such series or any Coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and all liability of the Company as trustee thereof shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment or mail to each such Holder of the Debentures of such series or both, notice that such money remains unclaimed and that after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

             Section 10.4 Additional Amounts. If the Debentures of any series provide for the payment of additional amounts, the Company will pay to the Holder of any Debenture of such series or any Coupon appertaining thereto additional amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of any Debenture of any series or payment of any related Coupon or the net proceeds received on the sale or exchange of any Debenture of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section to the extent that, in such context additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

             If the Debentures of any series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to Debentures of such series (or if the Debentures of such series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Debentures of such series shall be made to Holders of Debentures of such series or any Coupons appertaining thereto who are United States Aliens without withholding for or on account of any tax assessment or other governmental charge described in the Debentures of such series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Debentures of such series or any Coupons appertaining thereto and the Company will pay to the Trustee or such Paying Agent the additional amounts required by this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

             Section 10.5 Existence. Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

             Section 10.6 Purchase of Debentures by Company or Subsidiary. If and so long as the Debentures of any series are listed on The Stock Exchange of the United Kingdom and the Republic of

Ireland and such stock exchange shall so require, the Company will not, and will not permit any of its Subsidiaries to, purchase any Debentures of such series by private treaty at a price (exclusive of expenses and accrued interest) which exceeds 120% of the mean of the nominal quotations of the Debentures of such series as shown in The Stock Exchange Daily Official List for the last trading day preceding the date of purchase.

             Section 10.7 Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate signed by any two of its principal executive officer, president, principal financial officer, principal accounting officer or any vice president stating as to each signer thereof, that a review of the activities of the Company during such year and of its performance under this Indenture has been made under his supervision and whether or not to the best knowledge of the signer thereof, based on such review, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge and the nature and status thereof.

             The Company shall file with the Trustee written notice of the occurrence of any default or Event of Default within five Business Days of its becoming aware of any such default or Event of Default.

             Section 10.8 Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each year a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on Outstanding Debentures as of the end of such year.

             Section 10.9 Financial Information; SEC Reports. The Company will deliver to the Trustee (a) as soon as available and in any event within 115 days after the end of each fiscal year of the Company (i) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, all reported on by an independent public accountant of nationally recognized standing and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations and a description of the business and properties of the Company and (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company
(i) an unaudited consolidated financial report for such quarter and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations of the Company; provided that the foregoing shall not be required for any fiscal year or quarter, as the case may be, with respect to which the Company files or expects to file with the Trustee an annual report or quarterly report, as the case may be, pursuant to the second paragraph of this Section 10.9.

             The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

             With respect to Debentures originally issued in an offering not registered pursuant to the Securities Act, if prior to the Transfer Restriction Termination Date, the Company is neither subject to Section 13 or 15(d) of the Exchange Act, the Company shall at the request of any Holder provide to such Holder and any prospective purchaser designated by such Holder such information, if any, required by Rule 144A(d)(4) under the Securities Act.



                                   ARTICLE XI

                            REDEMPTION OF DEBENTURES

             Section 11.1 Applicability of Article. Debentures of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for Debentures of any series) in accordance with this Article.

             Section 11.2 Election to Redeem; Notice to Trustee. The election of the Company to redeem Debentures of any series shall be evidenced by an Officers' Certificate. In the case of any redemption, at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debentures of such series to be redeemed. In the case of any redemption of Debentures of such series (a) prior to the expiration of any restriction on such redemption provided in the terms of such Debentures of such series or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of Debentures of such series, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.

             Section 11.3 Selection by Trustee of Debentures to Be Redeemed. If less than all the Debentures of any series and of like tenor are to be redeemed, the particular Debentures of such series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debentures of such series and of like tenor not previously called for redemption, by lot, pro rata or such method as the Trustee shall deem fair and appropriate and which may provide for the selection, for redemption of portions (equal to the minimum authorized denomination for Debentures of such series or any integral multiple thereof) of the principal amount of Registered Debentures of such series of a denomination larger than the minimum authorized denomination for Debentures of such series. If so specified in the Debentures of any series, partial redemptions must be in an amount not less than $1,000,000 principal amount of Debentures.

             If Debentures of any series selected for partial redemption are converted in part before termination of the conversion right with respect to the portion of the Debenture of such series so selected, the converted portion of the Debentures of such series shall be deemed (so far as may be) to be the portion selected for redemption. Debentures (or portions thereof) which have been converted during a selection of Debentures of such series to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection. In any case where more than one Debenture of such series is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Debenture of such series.

             The Trustee shall promptly notify the Company in writing of the Debentures of such series selected for redemption and, in the case of any Debentures of such series selected for partial redemption, the principal amount thereof to be redeemed.

             For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures of such series of such series shall relate, in the case of any Debentures of such series redeemed or to be redeemed only in part, to the portion of the principal amount of the Debentures of such series which has been or is to be redeemed.

             Section 11.4 Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 1.6 to the Holders of Debentures to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.

             All notices of redemption shall identify the Debentures (including the CUSIP number) to be redeemed and shall state:

             (a)     the Redemption Date;

             (b)     the Redemption Price;

             (c) if less than all the Outstanding Debentures of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Debentures of such series to be redeemed, and a statement to the effect that on or after the Redemption Date upon surrender of such Debenture a new Debenture of such series in the principal amount equal to the unredeemed portion will be issued;

             (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture of such series to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

             (e) the place or places where such Debentures of such series, together in the case of Bearer Debentures of such series with all Coupons appertaining thereto, if any maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price which shall be the office or agency of the Company in each Place of Payment;

             (f) that the redemption is for a sinking fund, if such is the case;

             (g) if applicable, the conversion rate or price, the date on which the right to convert the Debentures of such series to be redeemed will terminate and the place or places where such Debentures may be surrendered for conversion; and

             (h) that the Trustee is not responsible for the correctness or accuracy of any CUSIP number.

             A notice of redemption published as contemplated by Section 1.6 need not identify particular Registered Debentures of such series to be redeemed.

             Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

             Section 11.5 Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Debentures which are to be redeemed on that date.

             If any Debenture called for redemption is converted into Common Stock of the Company, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in the last paragraph of Section 3.7) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

             Section 11.6 Debentures Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall on the Redemption Date become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest and the Coupons for such interest appertaining to any Bearer Debentures so to be redeemed except to the extent provided below, shall be void. Upon surrender of any such Debenture for redemption in accordance with said notice together with all Coupons, if any, appertaining thereto maturing after the Redemption Date, such Debenture shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest on Bearer Debentures whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.2) and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of Coupons for such interest; and provided, further, that, unless otherwise specified as contemplated by Section 3.1, installments of interest on Registered Debentures whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debentures or one or more Predecessor Debentures, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

             If any Bearer Debenture surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the Redemption Date, such Debenture may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Debenture shall surrender to the Trustee or any Paying Agent any such missing Coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by Coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.2) and unless otherwise specified as contemplated by
Section 3.1 only upon presentation and surrender of those Coupons.

             If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debenture.

             Section 11.7 Debentures Redeemed in Part. Any Registered Debenture of any series which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Debenture without service charge, a new Registered Debenture or Debentures of such series and of like tenor of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture of such series so surrendered.


                                  ARTICLE XII

                                 SINKING FUNDS

             Section 12.1 Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Debentures of any series except as otherwise specified as contemplated by
Section 3.1 for Debentures of such series.

             The minimum amount of any sinking fund payment provided for by the terms of Debentures of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Debentures of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Debentures of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Debentures of any series as provided for by the terms of Debentures of such series.

             Section 12.2 Satisfaction of Sinking Fund Payments with Debentures. The Company (a) may deliver Outstanding Debentures of any series (other than any previously called for redemption), together in the case of any Bearer Debentures of such series with all unmatured Coupons appertaining thereto, and (b) may apply as a credit Debentures of such series which have been redeemed either at the election of the Company pursuant to the terms of the Debentures of such series or through the application of permitted optional sinking fund payments pursuant to the terms of the Debentures, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Debentures of such series required to be made pursuant to the terms of the Debentures of such series; provided that the Debentures of such series have not been previously so credited. The Debentures shall be received and credited for such purpose by the Trustee at the Redemption Price specified in the Debentures of such series for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

             Section 12.3 Redemption of Debentures for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for Debentures of any series, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for such series pursuant to the terms of such series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Debentures of such series pursuant to Section 12.2 and will also deliver to the Trustee any Debentures of such series to be so delivered. Not less than 45 days before each such sinking fund payment date the Trustee shall select the Debentures of such series to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Debentures of such series shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.


                                  ARTICLE XIII

                       MEETINGS OF HOLDERS OF DEBENTURES

             Section 13.1 Purposes for Which Meetings May be Called. If Debentures of any series are issuable as Bearer Debentures, a meeting of Holders of Debentures of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Debentures of such series.

             Section 13.2 Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Debentures of such series for any purpose specified in Section 13.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in London as the Trustee shall determine. Notice of every meeting of Holders of Debentures of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 21 nor more than 90 days prior to the date fixed for the meeting (or, in the case of a meeting of Holders with respect to Debentures of any series all or part of which are represented by a Book-Entry Debenture, not less than 20 nor more than 40 days).

             (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the Outstanding Debentures of any series shall have requested the Trustee to call a meeting of the Holders of Debentures of such series for any purpose specified in Section 13.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Debentures of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

             Section 13.3 Persons Entitled to Vote at Meetings. Upon the calling of any meeting of Holders with respect to the Debentures of any series all or part of which are represented by a Book-Entry Debenture, a record date shall be established for determining Holders of Outstanding Debentures of such series entitled to vote at such meeting, which record date shall be the close of business on the day the notice of the meeting of Holders is given in accordance with Section 13.2. The Holders on such record date, and their designated proxies, and only such Persons, shall be entitled to vote at any meeting of Holders. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more

Debentures of such series or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Debentures of such series; provided, however, that in the case of any meeting of Holders with respect to the Debentures of any series all or part of which are represented by a Book-Entry Debenture, only Holders, or their designated proxies, of record on the record date established pursuant to Section 13.3 hereof shall be entitled to vote at such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

             Section 13.4 Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Debentures of any series shall constitute a quorum for a meeting of Holders of Debentures of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of a specified percentage in aggregate principal amount of Outstanding Debentures of such series that is less or greater than a majority in principal amount of the Outstanding Debentures of such series, then, with respect to such action (and only such action) the Persons entitled to vote such lesser or greater percentage in principal amount of the Outstanding Debentures of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Debentures of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 13.2 (a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Debentures of such series which shall constitute a quorum. Notwithstanding the foregoing, no meeting of Holders with respect to Debentures of any series which is represented in whole or in part by a Book-Entry Debenture, shall be adjourned to a date more than 90 days after the record date for such meeting unless the Trustee shall send out a new notice of meeting and establish, in accordance with Section 13.3, a new record date for Holders entitled to vote at such meeting.

             Except as limited by the proviso to Section 9.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debentures of such series; provided, however, that, except as limited by the proviso to Section 9.2, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of a specified percentage in aggregate principal amount of Outstanding Debentures of such series that is less or greater than a majority in principal amount of the Outstanding Debentures of such series may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debentures of such series.

             Any resolution passed or decision taken at any meeting of Holders of Debentures of any series duly held in accordance with this Section shall be binding on all the Holders of Debentures of such series and the Coupons appertaining thereto, whether or not present or represented at the meeting.

             Section 13.5 Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debentures of any series in regard to proof of the holding of Debentures of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Debentures of such series shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 1.4 to certify to the holding of Bearer Debentures of such series. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

             (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Debentures of such series as provided in Section 13.2(b), in which case the Company or the Holders of Debentures of such series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Debentures of such series represented at the meeting.

             (c) At any meeting each Holder of a Debenture of such series or proxy shall be entitled to one vote for each $ 1,000 principal amount of the Outstanding Debentures of such series held or represented by him (or proportionate fraction of a vote for any lesser principal amount thereof); provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Debenture of such series or proxy.

             (d) Any meeting of Holders of Debentures of any series duly called pursuant to Section 13.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Debentures of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

             Section 13.6 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Debentures of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Debentures of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Debentures of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Debentures of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 13.2 and, if applicable, Section 13.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the

Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                                  ARTICLE XIV

                            CONVERSION OF DEBENTURES

             Section 14.1 Applicability of Article. The provisions of this Article shall be applicable to the Debentures of any series which are convertible into shares of Common Stock of the Company, and the issuance of such shares of Common Stock upon the conversion of Debentures of such series, except as otherwise specified as contemplated by Section 3.1 for the Debentures of such series. The terms and provisions applicable to the conversion of Debentures of any series into securities of the Company (other than Common Stock) shall, if applicable, be set forth in an Officers' Certificate or established in one or more indentures supplemental hereto, prior to the issuance of Debentures of such series in accordance with Section 3.1.

             Section 14.2 Exercise of Conversion Privilege. In order to exercise a conversion privilege, the Holder of a Debenture of any series with such a privilege shall surrender such Debenture to the Company at the office or agency maintained for that purpose pursuant to Section 10.2, accompanied by written notice to the Company that the Holder elects to convert such Debenture or a specified portion thereof. Such notice shall also state, if different from the name and address of such Holder, the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Debentures of such series surrendered for conversion shall (if so required by the Company or the Trustee) be duly endorsed by or accompanied by instruments of transfer in forms satisfactory to the Company and the Trustee duly executed by the registered Holder or its attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and of any payment required pursuant to a Board Resolution and, subject to Section 3.1, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto setting forth the terms of Debentures and the surrender of such Debentures in accordance with such reasonable regulations as the Company may prescribe, the Company shall issue and shall deliver, at the office or agency at which such Debenture is surrendered, to such Holder or on its written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Debenture (or specified portion thereof), in accordance with the provisions of such Board Resolution, Officers' Certificate or supplemental indenture, and cash as provided therein in respect of any fractional share of such Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice and such payment, if required, shall have been received in proper order for conversion by the Company and such Debenture shall have been surrendered as aforesaid (unless such Holder shall have so surrendered such Debenture and shall have instructed the Company to effect the conversion on a particular date following such surrender and such Holder shall be entitled to convert such Debenture on such date, in which case such conversion shall be deemed to be effected immediately prior to the close of business on such date) and at such time the rights of the Holder of such Debenture as such Debenture Holder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock of the Company shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Except as set forth above and subject to the final paragraph of Section 3.7, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Debentures of such series surrendered for conversion or on account of any dividends on the Common Stock of the Company issued upon such conversion.

             In the case of any Debenture of any series which is converted in part only, upon such conversion the Company shall execute and, upon Company Order, the Trustee shall authenticate and make available for delivery to or on the order of the Holder thereof, at the expense of the Company, a new Debenture or Debentures of such series, of authorized denominations, in aggregate principal amount equal to the unconverted portion of such Debenture.

             Section 14.3 No Fractional Shares. No fractional share of Common Stock of the Company shall be issued upon conversions of Debentures of any series. If more than one Debenture of such series shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures of such series (or specified portions thereof to the extent permitted hereby) so surrendered. If, except for the provisions of this Section 14.3, any Holder of a Debenture or Debentures of such series would be entitled to a fractional share of Common Stock of the Company upon the conversion of such Debenture or Debentures, or specified portions thereof, the Company shall pay to such Holder an amount in cash equal to the current market value of such fractional share computed, (a) if such Common Stock is listed or admitted to unlisted trading privileges on a national securities exchange, on the basis of the last reported sale price regular way on such exchange on the last trading day prior to the date of conversion upon which such a sale shall have been effected, or (b) if such Common Stock is not at the time so listed or admitted to unlisted trading privileges on a national securities exchange or market, on the basis of the average of the bid and asked prices of such Common Stock in the over-the-counter market, on the last trading day prior to the date of conversion, as reported by the National Quotation Bureau, Incorporated or similar organization if the National Quotation Bureau, Incorporated is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors. For purposes of this Section, "trading day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which the Common Stock is not traded on the New York Stock Exchange, or if the Common Stock is not traded on the New York Stock Exchange, on the principal exchange or market on which the Common Stock is traded or quoted.

             Section 14.4 Adjustment of Conversion Price. The conversion price of Debentures of any series that is convertible into Common Stock of the Company shall be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions in accordance with the terms of the supplemental indenture or Board Resolutions setting forth the terms of the Debentures of such series.

             Whenever the conversion price is adjusted, the Company shall compute the adjusted conversion price in accordance with terms of the applicable Board Resolution or supplemental indenture and shall prepare an Officers' Certificate setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Debentures of such series pursuant to Section 10.2 and, if different, with the Trustee. The Company shall forthwith cause a notice setting forth the adjusted conversion price to be mailed, first class postage prepaid, to each Holder of Debentures of such series at its address appearing on the Debenture Register and to any conversion agent other than the Trustee.

             Section 14.5     Notice of Certain Corporate Actions.  In case:

             (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings (other than a dividend for which approval of any shareholders of the Company is required); or

             (b) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (other than any such grant for which approval of any shareholders of the Company is required); or

             (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock) or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale of all or substantially all of the assets of the Company; or

             (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Trustee, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Debenture Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up. If at any time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

             Section 14.6 Reservation of Shares of Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or treasury shares, for the purpose of effecting the conversion of Debentures, the full number of shares of Common Stock of the Company then issuable upon the conversion of all outstanding Debentures of any series that has conversion rights.

             Section 14.7 Payment of Certain Taxes upon Conversion. The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of its Common Stock on conversion of Debentures pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of its Common Stock in a name other than that of the Holder of the Debenture or Debentures to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

             Section 14.8 Nonassessability. The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue in accordance with the terms hereof be duly and validly issued and fully paid and nonassessable.

             Section 14.9 Effect of Consolidation or Merger on Conversion Privilege. Unless otherwise provided as contemplated by Section 3.1 with respect to Debentures of any series, in case of any consolidation of the Company with, or merger of the Company into or with any other Person, or in case of any sale of all or substantially all of the assets of the Company, the Company or the Person formed by such consolidation or the Person into which the Company shall have been merged or the Person which shall have acquired such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Debenture then outstanding of any series that is convertible into Common Stock shall have the right, which right shall be the exclusive conversion right thereafter available to said Holder (until the expiration of the conversion right of such Debenture), to convert such Debenture into the kind and amount of shares of stock or other securities or property (including cash) receivable upon such consolidation, merger or sale by a holder of the number of shares of Common Stock into which such Debenture might have been converted immediately prior to such consolidation, merger or sale, subject to compliance with the other provisions of this Indenture, such Debenture and such supplemental indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in such Debenture. The above provisions of this Section shall similarly apply to successive consolidations, mergers or sales. Unless otherwise provided as contemplated by Section 3.1 with respect to Debentures of any series, it is expressly agreed and understood that anything in this Indenture to the contrary notwithstanding, if, pursuant to such merger, consolidation or sale, holders of outstanding shares of Common Stock do not receive shares of common stock of the surviving corporation but receive other securities, cash or other property or any combination thereof, Holders of Debentures shall not have the right to thereafter convert their Debentures into common stock of the surviving corporation or the corporation which shall have acquired such assets, but rather, shall have the right upon such conversion to receive the other securities, cash or other property receivable by a holder of the number of shares of Common Stock into which the Debentures held by such Holder might have been converted immediately prior to such consolidation, merger or sale, all as more fully provided in the first sentence of this Section 14.9. Anything in this Section 14.9 to the contrary notwithstanding, the provisions of this
Section 14.9 shall not apply to a merger or consolidation of another corporation with or into the Company pursuant to which both of the following conditions are applicable: (i) the Company is the surviving corporation and
(ii) the outstanding shares of Common Stock are not changed or converted into any other securities or property (including cash) or changed in number or character or reclassified pursuant to the terms of such merger or consolidation.

             As evidence of the kind and amount of shares of stock or other securities or property (including cash) into which Debentures may properly be convertible after any such consolidation, merger or sale, or as to the appropriate adjustments of the conversion prices applicable with respect thereto, the Trustee shall be furnished with and may accept the certificate or opinion of an independent certified public accountant with respect thereto; and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely thereon, and shall not be responsible or accountable to any Holder of Debentures for any provision in conformity therewith or approved by such independent certified accountant which may be contained in said supplemental indenture.

             Section 14.10 Duties of Trustee Regarding Conversion. Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Holder of Debentures of any series that is convertible into Common Stock to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, whether herein or in any supplemental indenture (or whether a supplemental indenture need be entered into), any resolutions of the Board of Directors or written instrument executed by one or more officers of the Company provided to be employed in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debentures and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion or to comply with any of the covenants of the Company contained in this Article XIV or in the applicable supplemental indenture, resolutions of the Board of Directors or written instrument executed by one or more duly authorized officers of the Company. All Debentures delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9.

             Section 14.11 Repayment of Certain Funds upon Conversion. Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of, and premium, if any, and interest, if any, on any of the Debentures (including funds deposited for the sinking fund referred to in Article III hereof) and which shall not be required for such purposes because of the conversion of such Debentures as provided in this Article XIV shall after such conversion be repaid to the Company by the Trustee upon the Company's written request, subject to the final paragraph of Section 3.7 hereof.


                                   ARTICLE XV

                          SUBORDINATION OF DEBENTURES

             Section 15.1 Debentures Subordinate to Senior Indebtedness. The Company covenants and agrees, and each Holder of a Debenture, by the Holder's acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Debentures and the payment of the principal of (and premium, if any) and interest on each and all of the Debentures are hereby expressly made subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred. No provision of this Article shall prevent the occurrence of any default or Event of Default hereunder.

             Section 15.2 Payment Over of Proceeds Upon Dissolution, Etc. Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal (and premium, if any) or interest on the Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, which the Holders of the Debentures or the Trustee would be entitled to receive from the Company, except for the provisions of this Article, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, or by the Holders of the Debentures or by the Trustee under the Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the Debentures or to the Trustee.

             In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or any Holder of the Debentures before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company, as the case may be, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

             For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article VIII.

             Section 15.3 Prior Payment to Senior Indebtedness Upon Acceleration of Debentures. In the event that any Debentures are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness outstanding at the time the Debentures become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness or provision shall be made for such payment in cash, before the Holders of the Debentures are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debentures) by the Company on account of the principal of (or premium, if any) or interest on the

Debentures or on account of the purchase or other acquisition of Debentures; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with Article XII by delivering and crediting pursuant to Section 12.2 Debentures which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration or which have been converted pursuant to Article XIV.

             In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Debenture prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

             The provisions of this Section shall not apply to any payment with respect to which Section 14.2 would be applicable.

             Section 15.4 No Payment When Senior Indebtedness in Default. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, as the case may be, beyond any applicable grace period with respect thereto, or in the event that the maturity of any Senior Indebtedness of the Company, as the case may be, has been accelerated because of a default, then, in any such case, no payment shall be made by the Company with respect to the principal (including redemption and sinking fund payments) of, or premium, if any, or interest on the Debentures until such default is cured or waived or ceases to exist or any such acceleration or demand for payment has been rescinded; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with
Article XII by delivering and crediting pursuant to Section 12.2 Debentures which have been acquired (upon redemption or otherwise) prior to such declaration or acceleration or which have been converted pursuant to Article XIV.

             No payment shall be made with respect to the principal of, or premium, if any, or interest on the Debentures if a default, other than a payment default, on Designated Senior Indebtedness occurs and is continuing that then permits the lenders to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Representative or the Company. If the Trustee receives any Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (a) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice, and
(b) all scheduled payments of principal, premium, if any, and interest on the Debentures that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

             The Company may and shall resume payments on and distributions in respect of the Debentures upon the earlier of: (x) the date upon which the default is cured or waived or ceases to exist or (y) 179 days pass after a Payment Blockage Notice is received by the Trustee if the maturity of the Designated Senior Indebtedness has not been accelerated, unless this Section
15.4 otherwise prohibits the payment or distribution at the time of such payment or distribution.

             In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 15.4, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

             The provisions of this Section shall not apply to any payment to which Section 14.2 would be applicable.

             Section 15.5 Payment Permitted in Certain Situations. Nothing contained in this Article or elsewhere in this Indenture or in any of the Debentures shall prevent (a) the Company, at any time except during the pendency of any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or any bankruptcy, insolvency, receivership or other proceedings of the Company referred to in Section 15.2 or under the conditions described in Section 15.3 or 15.4, from making payments at any time of principal of or premium, if any, or interest on the Debentures, or
(b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of, or premium, if any, or interest on the Debentures or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

             Section 15.6 Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the rights of the Holders of Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Debentures are subordinated to the Senior Indebtedness and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of Debentures or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to or for the benefit of the holders of Senior Indebtedness by Holders of Debentures or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of Debentures, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

             Section 15.7 Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of Debentures on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of Debentures, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of Debentures and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

             Section 15.8 Trustee to Effectuate Subordination. Each Holder of a Debenture by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

             Section 15.9 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

             Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debentures, without incurring responsibility to the Holders of Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of Debentures to the holders of Senior Indebtedness do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the payment or collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

             Section 15.10 Notice to Trustee. The Company shall give prompt written notice to a Responsible Officer of the Trustee located at the Corporate Trust Office of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article, unless and until a Responsible Officer of the Trustee shall have received at its Corporate Trust Office written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.2, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall have not received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debentures), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to such date.

             Subject to the provisions of Section 6.2, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

             Section 15.11 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.2, and the Holders of Debentures shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

             Section 15.12 Trustee Not Fiduciary for Holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into the Indenture against the Trustee. Except with respect to Section 15.4, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Holders of Debentures or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

             Section 15.13 Rights of Trustee as Holder of Senior Indebtedness, Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

             Nothing in this Article shall subordinate to Senior Indebtedness the claims of, or payments to, the Trustee under or pursuant to Section 6.6.

             Section 15.14 Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 14.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

             Section 15.15 Certain Conversions Deemed Payment. For the purposes of this Article only, (a) the issuance and delivery of junior securities (or cash paid in lieu of fractional shares) upon conversion of Debentures in accordance with Article XIV, or pursuant to the terms set forth in an Officers' Certificate or established in one or more indentures supplemental hereto in accordance with Section 3.1, shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Debentures or on account of the purchase or other acquisition of Debentures, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities and cash paid in lieu of fractional shares) upon conversion of a Debenture shall be deemed to constitute payment on account of the principal of such Debenture. For the purposes of this Section, the term "junior securities" means (i) shares of any stock of any class of the Company and (ii) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of Debentures, the right, which is absolute and unconditional, of the Holder of any Debenture to convert such Debenture in accordance with Article XIV.

             This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

             IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                   EVI, INC.



                                        By: /s/ James G. Kiley
                                            ------------------------------------
                                            James G. Kiley, Vice President
                                            and Chief Financial Officer


                                        THE CHASE MANHATTAN BANK, AS TRUSTEE


                                        By: /s/ W. B. Dodge
                                            ------------------------------------
                                        Name:  W. B. Dodge
                                             -----------------------------------
                                        Title: Vice President
                                             -----------------------------------